As filed with the Securities and Exchange Commission on September 10, 1998.

                                             Registration Statement No. 33-60307

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                            PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                             ADMIRALTY BANCORP, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)


         DELAWARE                         6712                   22-3543338
-----------------------------    -------------------------   ------------------
      (State or Other               (Primary Standard          (IRS Employer
Jurisdiction of Incorporation    Industrial Classification   Identification No.)
      or Organization)                 Code Number)


                          4400 PGA BOULEVARD, SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 624-4100
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)


                          4400 PGA BOULEVARD, SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 624-4100
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)


                             ADMIRALTY BANCORP, INC.
                          4400 PGA BOULEVARD, SUITE 200
                        PALM BEACH GARDENS, FLORIDA 33410
                               ATTN: BRUCE MAHON
                                 (561) 624-4100
           ----------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

                                   ----------

                        With copies of communication to:


   JAMIESON, MOORE, PESKIN & SPICER         GREENBERG TRAURIG, P.A.
   177 Madison Avenue                       777 South Flager Drive
   Morristown, NJ 07960                     Suite 300 -- East
   Attn: Robert A. Schwartz, Esq.           West Palm Beach, FL 33401
   (973) 984-1616                           Attn: Morris C. Brown, Esq.
                                            (561) 650-7900



Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                   ----------


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                  ADMIRALTY BANCORP, INC.
                              Cross Reference Sheet Form SB-2


Items of Form SB-2                                         Prospectus Caption or Location
------------------                                         ------------------------------
 1.  Front of Registration Statement and Outside
     Front Cover Page of Prospectus .....................  Facing Page of Registration Statement;
                                                           Front Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
     Prospectus .........................................  Inside Front Cover Page;
                                                           AVAILABLE INFORMATION;
                                                           TABLE OF CONTENTS

 3.  Summary Information and Risk Factors ...............  PROSPECTUS SUMMARY;
                                                           RISK FACTORS

 4.  Use of Proceeds ....................................  USE OF PROCEEDS

 5.  Determination of Offering Price ....................  UNDERWRITING

 6.  Dilution ...........................................  DILUTION

 7.  Selling Security Holders ...........................  Not Applicable

 8.  Plan of Distribution ...............................  UNDERWRITING

 9.  Legal Proceedings ..................................  THE BANK -- Legal Proceedings

10.  Directors, Executive Officers, Promoters and
     Control Persons ....................................  MANAGEMENT -- Board of Directors

11.  Security Ownership of Certain Beneficial
     Owners and Management ..............................  MANAGEMENT -- Stock Ownership of Directors

12.  Description of Securities ..........................  DESCRIPTION OF THE COMPANY'S
                                                           SECURITIES

13.  Interest of Named Experts and Counsel ..............  Not Applicable

14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities .....  Not Applicable

15.  Organization Within Last Five Years ................  MANAGEMENT -- Certain Transactions with
                                                           Management

16.  Description of Business ............................  THE BANK

17.  Management's Discussion and Analysis or
     Plan of Operation ..................................  MANAGEMENT'S DISCUSSION AND
                                                           ANALYSIS OF FINANCIAL CONDITION
                                                           AND RESULTS OF OPERATIONS

18.  Description of Property ............................  THE BANK -- Physical Facilities

19.  Certain Relationships and Related Transactions .....  MANAGEMENT -- Certain Transactions
                                                           with Management
20.  Market for Common Equity and
     Related Stockholder Matters ........................  PROSPECTUS SUMMARY; DESCRIPTION
                                                           OF THE COMPANY'S SECURITIES

21.  Executive Compensation .............................  MANAGEMENT -- Compensation of
                                                           Board of Directors; Compensation of Executive
                                                           Officers; Management Stock Option Plan

22.  Financial Statements ...............................  CONSOLIDATED FINANCIAL STATEMENTS

23.  Changes in and Disagreements with
     Accountants on Accounting and Financial
     Disclosure .........................................  Not Applicable


================================================================================


                SUBJECT TO COMPLETION, DATED SEPTEMBER __, 1998


PROSPECTUS
----------


                             ADMIRALTY BANCORP, INC.

                                1,100,000 SHARES
                                       of
                              Class B Common Stock

[RED HERRING LANGUAGE: Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time this registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.]


     Admiralty Bancorp, Inc. a Delaware corporation and registered Bank Holding Company (the "Company" or "Admiralty") is hereby offering (the "Offering") for sale 1,100,000 shares of Class B common stock, no par value per share (the "Class B Stock"). Prior to the Offering, there has been no public market for the Class B Stock or any of the other Company's securities. Although the Company has received approval to have the Class B Stock quoted on the NASDAQ National Market under the symbol "____________", no assurance can be given that an active or liquid trading market will develop for the Class B Stock. The proposed offering range for the Class B common stock is $10.00 to $11.00. The offering price of the Class B Stock offered by this Prospectus was determined by negotiations between the Company and First Colonial Securities Group, Inc. (the "Underwriter"), and does not necessarily relate to the Company's book value or other established criteria of value. See "Underwriting" for a description of factors considered in determining the initial Price to the Public of the Class B Stock and "Risk Factors -- Absence of a Public Market; Arbitrary Pricing of Securities."


     THE PURCHASE OF THE CLASS B STOCK INVOLVES VARIOUS INVESTMENT RISKS WHICH SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS. SEE "RISK FACTORS" ON PAGE ___ OF THIS PROSPECTUS.

                               -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                            UNDERWRITERING DISCOUNTS
                  PRICE TO PUBLIC  AND COMMISSIONS (1)   PROCEEDS TO COMPANY (2)
                  --------------- ---------------------- ----------------------
Per Share .......  $____________       $____________           $_____________
Total (3) .......  $____________       $____________           $_____________



---------------


(1) For information regarding indemnification of the Underwriter, see "Underwriting."


(2) Before deduction of expenses of the Offering payable by the Company estimated at $400,000.

(3) The Company has granted the Underwriters an option, exercisable within 45 days of the date hereof, to purchase up to an additional 165,000 shares of Class B Stock solely to cover over-allotments, if any, on the same terms and conditions as the shares of Class B Stock offered hereby (the "Over-Allotment Option"). If such option is exercised in full, the total "Price to Public," "Underwriting Discounts and Commissions" and "Proceeds to Company" will be $_______, $__________, and $________, respectively.
     See "Underwriting."

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                                -----------------

     The shares are offered by the Underwriter, when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawals or cancellation of the offer without notice. It is expected that delivery of certificates representing the shares of the Class B Stock will be made at the offices of First Colonial Securities Group, Inc., Boca Raton, Florida on or about _____________________, 1998.


                      FIRST COLONIAL SECURITIES GROUP, INC.

                 The date of this Prospectus is _______ __, 1998

    THE SECURITIES OFFERED HEREBY ARE NOT BANK ACCOUNTS, SAVINGS ACCOUNTS, OR
           CERTIFICATES OF DEPOSIT, AND ARE NOT INSURED BY THE FEDERAL
                     DEPOSIT INSURANCE CORPORATION ("FDIC").


    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE MAY AFFECT THE PRICE OF THE COMPANY'S CLASS B COMMON STOCK INCLUDING BY OVER-ALLOTMENT, ENTERING STABILIZING BIDS,
         EFFECTING COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A
               DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."


       THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND QUARTERLY REPORTS
             CONTAINING UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary does not contain or summarize all of the information in this Prospectus and is qualified in its entirety by the more detailed information found elsewhere in this Prospectus. Prospective investors should read this Prospectus in its entirety. For a discussion of certain risks associated with the purchase of the securities offered hereby, see "RISK FACTORS." Unless otherwise indicated, the information in this Prospectus assumes that the Over-Allotment Option is not exercised.

                             ADMIRALTY BANCORP, INC.
                             -----------------------

     Admiralty Bancorp, Inc. is a holding company for Admiralty Bank, a Florida state chartered commercial bank and member of the Federal Reserve System (the "Bank"). Ownership of the Bank currently constitutes the only activity of the Company.


     The current management and shareholders of Admiralty acquired control of the Company on January 22, 1998 (the "Change In Control"). Prior to the Change In Control, the Company, then known as White Eagle Financial Group, Inc. ("WEFG" or "Predecessor Company"), was a closely held corporation. Pursuant to the terms of an Agreement and Plan of Merger, all then existing shareholders of WEFG had their interests in WEFG canceled in exchange for a cash payment equal to 1.85 times the shareholders' equity of WEFG, calculated in accordance with generally accepted accounting principles. The consideration paid to WEFG shareholders upon consummation of the acquisition was $7,007,725. Since the transaction was consummated on January 22, 1998, the WEFG book value was calculated as of December 31, 1997, using unaudited financial statements. In order to ensure that the WEFG shareholders' equity was calculated in accordance with generally accepted accounting principles, certain adjustments which increased the WEFG shareholders' equity were required. Under the terms of the Merger, Admiralty is required to pay the former WEFG shareholders additional consideration of $483,602, subject to certain adjustments for post closing fees owed to WEFG's counsel, which will be paid out of the proceeds of the Offering (the "Additional WEFG Payment"). In addition, the organizers of Admiralty recapitalized the Company through $8,000,000 in new capital raised through a private placement of the Company's Class A Units, consisting of one share of Class A Common Stock, no par value (the "Class A Stock") and one Class B Common Stock Purchase Warrant (the "Warrants"). Each Warrant entitles the holder to purchase one share of the Class B Stock, at a purchase price of $11.00 per share, for a period of four (4) years. Each Class A Unit had a purchase price of $10.00. The Class A Stock can be converted into Class B Stock on a share for share basis at the option of the holder, and in certain circumstances at the option of the Company. The Bank formerly had a number of minority shareholders who combined owned approximately 4% of the Bank's capital stock. Effective ______, 1998, these minority shareholders were bought out for an aggregate purchase price of $ _________.


     Certain members of the Board of Directors of the Company have extensive backgrounds in the banking industry. Messrs. Bruce A. Mahon, Thomas L. Gray, Jr., Michael E. Golden and Mark A. Wolters were all members of the Board of Directors of Carnegie Bancorp, a New Jersey based bank holding company which was recently acquired by Sovereign Bancorp. In addition, Mr. Richard P. Rosa, a Director and the Chief Financial Officer of the Company, was the Chief Financial Officer of Carnegie Bancorp. Mr. Leslie E. Goodman was a Senior Executive Officer with First Union National Bank, First Fidelity Bank and its predecessor organizations and previously served as President and Chief Executive Officer of several financial institutions. He has over 20 years experience in the banking industry. Mr. George R. Zoffinger was formerly the President, Chief Executive Officer and Chairman of the Board of Directors of Constellation Bancorp and CoreStates, N.J. National Bank. Mr. Sidney Hofing is a director of Yardville National Bank, Yardville, New Jersey. The other members of the Board of Directors of the Company have extensive business experience which the Company believes will assist the Company in developing new business and expanding its operations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Management Strategy


     The Company has traditionally sought to serve as a source of credit and other banking products for small to mid-size businesses located in its Palm Beach County, Florida trade area. The Company has not, and has not sought to, engage in high volume retail banking, although the Company has traditionally offered retail type products, such as home mortgages, to meet the needs of its business customer base. The Company intends to continue its focus on small to mid-size businesses, and to expand its target customer base to include high net worth individuals and professionals. Admiralty will seek to serve the needs of this target customer base by providing superior, personalized service. While management believes that the Company's emphasis on personalized service may cause the Company to recognize higher non-interest expense, through personnel and other administrative expenses, than its peers, management also believes the Company's business strategy will appeal to less cost sensitive customers, allowing the Company to compete for loans and deposits on factors other than price. Further, it is management's intention to increase the Company's tangible capital through the Offering and invest the additional capital in the short term in investment securities and mortgage backed securities. Going forward, Admiralty will seek to develop new loan demand to more profitably deploy this additional capital. Although the Company intends to remain an active participant in the SBA's Guaranteed Loan Program, management intends to de-emphasize the origination of these loans through third-party brokers and focus on originating more traditional commercial loans. Admiralty has established business development boards for each of its offices, composed of local business leaders. In addition, its officers will review and pursue new branch locations in areas where management believes the local business community is being underserved by existing larger institutions.


     During the past several years, the Bank's operations have been restricted due to the Bank's need to bolster its capital base and because the Bank was subject to a Cease and Desist Order imposed by the Florida Department of Banking and Finance and the Federal Reserve Bank of Atlanta (the "C&D"). The C&D was lifted in early 1998. The C&D required the Bank to maintain a designated level of allowance for loan losses, and to expense provisions necessary to maintain the allowance at the required levels. Commencing with the first quarter of 1998, management began to set the Company's expense for provision for loan losses at a level management believed appropriate based upon management's view of the risks inherent in the Company's lending functions. Although the actual dollar value of provisions in future periods may vary based upon, among other things, the increase in size of the Bank's loan portfolio, economic conditions and management's view of the creditworthiness of individual borrowers, management believes that the provision, as a percentage of income, will remain lower than it was while the C&D was in effect.

     The Bank is a full service commercial bank, providing a wide range of business and consumer financial services through its main office in Palm Beach Gardens, Florida and its two branch offices located in Juno Beach and Jupiter, Florida. In addition, the Bank has received regulatory approval to open a fourth office in Boca Raton, and has applied for regulatory approval to relocate its Jupiter office to more spacious quarters. The Bank is an active participant in the Small Business Administration's Guaranteed Loan Program, and provides other commercial, consumer and personal banking products similar to those offered by other financial institutions of comparable size.


     The Bank was founded in 1987 as a Florida chartered commercial bank and member of the Federal Reserve System. The deposits of the Bank are insured up to applicable amounts under the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC"). At June 30, 1998, the Company had total assets of $50.5 million, net loans (including loans held for sale) of $24.1 million and total deposits of $40.8 million. For the year ended December 31, 1997, the Predecessor Company had net income of $1.3 million.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RISK FACTORS


     An investment in the securities offered hereby involves a high degree of risk. Risk factors include substantial book value dilution, the Company's dependence on key personnel, the absence of a public market for the Class B Stock, the Company's historic dependence on non-interest income, the Company's potential future need to issue additional securities and other risks associated with the business of banking.


Recipients of this Prospectus are urged to read the "RISK FACTORS" section herein for certain considerations and risk factors associated with investment in the Class B Stock.

THE OFFERING


-------------------------------------------------------------------------------
Securities Offered ........   1,100,000 shares of Class B Stock
-------------------------------------------------------------------------------
Common Stock Outstanding ..   1,116,640 shares (1), including 888,881 shares of
Prior to the Offering of      Class A Stock and 227,759 shares of Class B
shares                        Stock.
-------------------------------------------------------------------------------
Common Stock Outstanding ..   2,216,640 shares (1) including 888,881 shares
After the Offering            of Class A Stock and 1,327,759 shares of Class
                              B Stock.
-------------------------------------------------------------------------------
Use of Proceeds ...........   Approximately $485,000 will be used to satisfy the
                              contingent payment owed to the former WEFG
                              shareholders. The remaining net proceeds of this
                              Offering will be used to provide working capital
                              to Admiralty and to permit the Bank to diversify
                              its product lines and grow its assets. In
                              addition, proceeds may be used by Admiralty to
                              acquire other financial institutions or otherwise
                              expand its business. Other than in connection with
                              its new Boca Raton office, Admiralty has not
                              entered into any agreements with any parties for
                              acquisitions of financial institutions or other
                              businesses.
-------------------------------------------------------------------------------
Market For Securities .....   Prior to this Offering, there has been no
                              public market for any securities of
                              Admiralty.   Although the Company has received
                              approval to have the Class B Stock included for
                              quotation on the NASDAQ National Market under
                              the symbol "___________________________", no
                              assurance can be given that a public market
                              will ever develop for any of Admiralty's
                              securities.
-------------------------------------------------------------------------------

(1) Does not include 965,000 Shares of Class B Stock reserved for issuance upon the exercise of Warrants or 330,000 Shares of Class B Stock reserved for issuance pursuant to the Company's 1998 management Stock Option Plan.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA


     The selected consolidated financial and other data of the Company and the Predecessor Company set forth below is derived in part from, and should be read in conjunction with, the consolidated financial statements of the Company and the Predecessor Company and notes thereto and the Proforma Condensed Consolidated Income Statements presented elsewhere in this Prospectus.




----------------------------------------------------------------------------------------------------------------------
                           Admiralty Bancorp, Inc.                    |             Predecessor Company
---------------------------------------------------------------------------|------------------------------------------
                                                     As of December 31,    |
                                                      1997 and for the     |
                                                   Period August 11, 1997  |
                               As of and for the    (date of inception)    |  As of and for the     As of and for the
                               Six Months Ended           through          |  Six Months Ended         Years Ended
                                   June 30,         December 31, 1997      |      June 30,            December 31,
---------------------------------------------------------------------------|------------------------------------------
                              1998 (Pro Forma) (1)                         |       1997(1)          1997(1)    1996(1)
---------------------------------------------------------------------------|------------------------------------------
                                 (Unaudited)                               |     (Unaudited)
                                        (Dollars In Thousands)             |            (Dollars In Thousands)
---------------------------------------------------------------------------|------------------------------------------
Net Income                         $    147              $    59           |      $    528        $    1,264  $    673
                                                                           |
---------------------------------------------------------------------------|------------------------------------------
Net Income per share--Basic                                                |
  and Diluted                          0.13(2)               .20           |          1.63              3.91      2.08
---------------------------------------------------------------------------|------------------------------------------
Total Assets                         50,495                8,045           |        43,578            48,206    43,435
---------------------------------------------------------------------------|------------------------------------------
Total Loans, Net                     23,735                  --            |        20,960            22,854    18,228
---------------------------------------------------------------------------|------------------------------------------
Investment Securities                13,388                  --            |        17,730            20,181    17,461
---------------------------------------------------------------------------|------------------------------------------
Goodwill, Net                         3,642                  --            |          --                --        --
---------------------------------------------------------------------------|------------------------------------------
Deposits                             40,811                  --            |        39,639            42,776    39,820
---------------------------------------------------------------------------|------------------------------------------
Stockholders' Equity                  8,267                8,045           |         3,231             4,245     2,977
---------------------------------------------------------------------------|------------------------------------------
Return on Average Assets (3)          0.60%                  --            |         2.42%             2.85%     1.67%
---------------------------------------------------------------------------|------------------------------------------
Return on Average Stockholders'                                            |
  Equity (3)                          3.63%                  --            |        33.61%            35.56%    25.62%
---------------------------------------------------------------------------|------------------------------------------
Net Interest Margin (3)               5.51%                  --            |         4.91%             4.92%     4.93%
---------------------------------------------------------------------------------------------------------------------




(1) Summary consolidated financial information as of and for the six months ended June 30, 1997 and as of and for the years ended December 31, 1997 and 1996 were prepared from historical financial data of WEFG, without giving effect to the Change In Control. Summary pro forma financial information as of and for the six months ended June 30, 1998 were prepared from historical and pro forma financial data of Admiralty Bancorp, Inc. See Pro forma Condensed Consolidated Income Statements for the Six Months Ended June 30, 1998, and Selected Consolidated and Other Financial Data.

(2) Per share amounts for the six months ended June 30, 1998 have been adjusted to retroactively reflect the semi-annual Class A dividend, paid in stock, declared on June 26, 1998 and payable on July 21, 1998. Per share amounts for WEFG have not been adjusted for this stock dividend.

(3) Ratios for the Period August 11, 1997 (date of inception) through December 31, 1997 for Admiralty Bancorp, Inc. have not been presented because presentation is not meaningful.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RECENT DEVELOPMENTS

     Effective July 1, 1998, Mr. Ward Kellogg was hired as President and Chief Executive Officer of Admiralty Bank. Mr. Kellogg was formerly Executive Vice President of 1st United Bank of Boca Raton, Florida. Mr. Kellogg also served as Chief Credit Officer of 1st United Bank, and oversaw the administration of a $550 million loan portfolio. Mr. Kellogg has also substantially reassembled at Admiralty Bank his 1st United Bank lending, administration and business development team. This team includes Mr. William Burke, who will serve as Executive Vice President and Chief Operating Officer of the Bank, Mr. Dennis Gavin, who will serve as Senior Vice President and Senior Lending Officer for the Bank, Ms. Anne Paddock, who will serve as Senior Vice President -- Loan Administration, Mr. John Kapsis, who will serve as Senior Vice President of Finance, and Messrs. John Oliver and Dave Englert, who will serve as Regional Managers for the Bank. 1st United was acquired in 1997 by Wachovia Corporation. Mr. James Semrad, formerly President of Admiralty Bank, has resigned to pursue other business opportunities. Mr. Semrad, however, will continue to serve as a consultant to the Company and the Bank until December 31, 2001.


     For the period ended June 30, 1998, the Company experienced a significant increase in non-accrual loans to $707,000 at June 30, 1998 from $96,000 at December 31, 1997. This increase is substantially attributable to placement of a single loan with a balance of $516,000 on non-accrual status. This loan is currently the subject of a workout agreement. The borrower is performing under the workout agreement, and management believes that the loan is adequately secured and does not anticipate that the Company will incur a material loss on this credit.


--------------------------------------------------------------------------------

                                  RISK FACTORS

     The following risk factors should be considered by a prospective investor in deciding whether to purchase the Class B Stock offered hereby. The information should be considered together with and in addition to the information discussed elsewhere herein.

SUBSTANTIAL BOOK VALUE DILUTION


     Purchasers of the Class B Stock offered hereby will suffer immediate and substantial dilution in the net tangible book value per share of the Class B Stock from the Price to Public provided for herein. Upon consummation of this Offering, it is anticipated that the book value per share of Class B Stock will be $6.70 per share (assuming $10,226,000 in net proceeds are raised in this Offering), representing dilution of $3.80 per share, or 36.9%.


DEPENDENCE UPON KEY PERSONNEL


     The future performance of the Company is highly dependent upon the services of Mr. Ward Kellogg, President and Chief Executive Officer of the Bank, and the Bank's new management team. If the services of this management team, and in particular Mr. Kellogg, were to become unavailable for any reason, the operations and future performance of the Company would likely be adversely affected in a material manner. Although the Bank has entered into to an employment agreement with Mr. Kellogg, none of the other members of the new management team have contracts with the Bank or the Company. The Company has purchased a key-man insurance policy on Mr. Kellogg's life in the amount of $3,000,000 payable to the Company. The future successful development of the Company's business will depend, in large measure, upon its ability to retain this management team.


ABSENCE OF A PUBLIC MARKET

     There is currently no public market for any of Admiralty's securities. None of the Company's Class A Common Stock, the Class B Stock or the Class B Common Stock Warrants are traded on any recognized exchange or trading market. Although the Company has received approval for quotation of the Class B Stock on the NASDAQ National Market under the symbol "_______________________ ", there can be no assurance that an active trading market for the Class B Stock will develop or, if one develops, be sustained. Although under no obligation to do so, First Colonial Securities Group, Inc. has stated its intention to make a market in the Class B Stock.

DEPENDENCE OF NON-INTEREST INCOME


     Over the past two years, the Company has been highly dependent upon non-interest income, some of which may be non-recurring income. For the year ended December 31, 1996, the Company recognized $437,000 in income from gains on the sale of securities, out of total net income of $673,000. In addition, during 1996, the Company recognized income of $572,000 from the gain on sale of loans through its participation in the Small Business Administration's ("SBA") guaranteed loan program. For the year ended December 31, 1997, the Company recognized income of $975,000 from the gain on sale of SBA loans. The Company had total net income of $1,264,000 for the year ended December 31, 1997. No assurances can be given that the Company will continue to recognize a high level of income from the gain on sale of SBA loans, and the Company does not anticipate recognizing material amounts of income from the gain on sale of securities in future periods. Although the Company intends to continue originating SBA guaranteed loans, management intends to de-emphasize SBA lending in favor of more traditional commercial lending. In addition, SBA lending is a highly competitive business, which is dependent upon Congressional appropriations to the United States Small Business Administration. No assurances can be given regarding the level of future appropriations by Congress to the SBA for the guaranteed loan program. Reductions in appropriations to the SBA program could reduce both participation in the program and the amount of loans eligible to be originated under the program. A reduction in future SBA guaranteed loans originated by the Company, whether due to the management strategy of de-emphasizing this product or because of increased competition or because of other causes, could adversely affect the Company's results of operations in future periods.

FUTURE ISSUANCE OF SECURITIES

     In order to have sufficient capital to facilitate future growth, Admiralty may be required to raise additional capital. In the event Admiralty is unable to raise such capital, it may not be able to undertake its future expansion and management will be required to reorient its long term strategy for the Company and the Bank. There can be no assurance that Admiralty will be able to generate or attract additional capital in the future on favorable terms. In addition, the issuance of additional securities to raise additional capital will result in dilution to the then current stockholders of Admiralty.


     In connection with the recapitalization of the Company, the Company issued 800,000 Class A Units. Each Class A Unit contained a share of Class A Stock and one Warrant, entitling the holder thereof to purchase one share of Class B Stock at a purchase price of $11.00 per share, for a period of 4 years. In addition, each share of Class A Stock may be converted into Class B Stock, either at the option of the holder of the Class A Stock or, in certain circumstances, at the option of the Company. Finally, to compensate Directors of the Company for their time and efforts in organizing the Company and consummating the Change in Control, the Board of Directors of the Company awarded warrants to purchase 150,000 shares of Class B Stock in the aggregate to members of the Board of Directors of the Company and, as part of the consideration for the Change in Control, the Company issued warrants to purchase 15,000 shares of Class B Stock to the former majority shareholder of WEFG. All of these warrants also have a four-year term, and are also exercisable at $11.00 per share. Finally, the Company has also adopted the 1998 Management Stock Option Plan pursuant to which options to purchase 330,000 Shares of Class B Stock may be issued to members of management of the Company. The exercise price for these options will be at least the fair market value of the date of grant. Exercise of these Warrants and options at a time when the Company's book value per share is in excess of the respective exercise prices for the Warrants and Options would cause book value dilution to holders of the Company's Class B Stock, and exercise of these Warrants and options will dilute the ownership percentage of owners of the Class B Stock.



CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and Bylaws and certain provisions of Federal law are designed to assist the Company in maintaining its status as an independent publicly owned corporation. These provisions provide for, among other things, super-majority voting on certain matters, classified terms for the Board of Directors and a provision which permits the Board of Directors to consider the interest of constituencies other than the stockholders of the Corporation in evaluating whether to undertake any corporate transaction. Certain of these provisions, such as the super-majority voting provision, may not apply to transactions approved by the Board of Directors. These provisions of the Company's governing instruments, as well as certain provisions of Delaware law and Federal banking law, may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors in advance and thus, may generally serve to perpetuate current management.

YEAR 2000

     The Company's operations and financial results are highly dependent upon the Company's ability to rapidly and accurately process data through its internal and external computer systems and processors. The Company's future performance may be adversely affected by the ability of computer systems owned and used by the Company to read entries for the Year 2000. Many computer systems currently in use are unable to distinguish between the year 2000 and the year 1900, causing a variety of processing difficulties. Although the Company is in the process of remediating these computer processing issues, both internally and those affecting its service bureau, no assurances can be given that the Company will be fully successful in remediating all Year 2000 issues affecting the Company. Failure to fully remediate Year 2000 issues could adversely affect the Company's future results of operations, impeding the Company's ability to calculate payments, interest due, service loans and perform other necessary functions.

ARBITRARY PRICING OF SECURITIES

     There is no established market for the Class B Stock and there can be no assurance that a liquid trading market for Admiralty's securities will develop after the Offering. The price per share of the Class B Stock is entirely arbitrary, unrelated to any intrinsic or market value and bears no relationship to established criteria of value such as assets, earnings or book value.

COMPETITION

     The banking and financial services field in which the Bank is engaged is highly competitive and most competitors have substantially greater financial resources than that of the Bank. The Bank's principal market area is served by branch offices of large commercial banks and thrift institutions. Such institutions have substantially greater resources than the Bank to expend upon advertising and marketing, and their substantially greater capitalization enables those competitors to make much larger loans. The Bank's success depends a great deal upon its judgment that large and mid-size financial institutions do not adequately serve small businesses and consumers in its principal market area and the Bank's ability to compete favorably for such customers.

LENDING RISKS


     The risk of non-payment (or deferred or delayed payment) of loans is inherent in commercial banking. Such non-payment, or delayed or deferred payment of loans to the Bank, if they occur, may have a material adverse effect on the Bank's earnings and overall financial condition. Additionally, in compliance with applicable banking laws and regulations and in light of sound judgment, the Bank maintains an allowance for credit losses created through charges against earnings. As of June 30, 1998, the Bank's allowance for loan losses was $431,000, or 1.78% of total loans and 59% of non-performing assets. The Bank's marketing focus on small to medium-size businesses may result in the assumption by the Bank of certain lending risks that are different from or greater than those which would apply to loans made to larger companies. Management of the Bank seeks to minimize the Bank's credit risk exposure through credit controls which include evaluation of potential borrowers, collateral available, liquidity and cash flow. However, there can be no assurance that such procedures will actually reduce loan losses.


DIVIDEND LIMITATIONS

     The ability of the Company to pay dividends on the Class B Stock in future periods may be restricted. Under the terms of the Company's outstanding Class A Common Stock, dividends may not be paid on the Class B Stock unless the Company has made its most recently required dividend payment on the shares of Class A Common Stock. Therefore, if the Company fails to make a dividend payment on the Class A Common Stock, dividends may not be paid for that period on the Class B Stock. Management has not yet established a dividend policy, but the Company's strategic plan focuses on growth. Therefore, to the extent additional capital is required to support the Company's growth, the Board could elect to retain all available earnings as capital rather than to use the earnings to pay dividends on the Class B Stock. Finally, the only current source of income to the Company is earnings from the Bank. The Bank's ability to pay dividends is subject to various regulatory restrictions imposed by Florida and Federal law. See "Regulation and Supervision -- Bank Regulation -- Dividends Rights."

POTENTIAL IMPACT OF CHANGES IN MONETARY POLICY AND INTEREST RATES

     The operating results of Admiralty may be significantly affected (favorably or unfavorably) by market rates of interest which, in turn, are affected by prevailing economic conditions, by the fiscal and monetary policies of the United States Government and by the policies of various regulatory agencies. The earnings of Admiralty will depend primarily upon its interest rate spread (i.e., the difference between income earned on its loans and investments and the interest paid on its deposits). Like many financial institutions, Admiralty may be subject to the risk of fluctuations in interest rates, which, if significant, may have a material adverse affect on its operations.


                                 USE OF PROCEEDS


     The net proceeds of this Offering are estimated to be approximately $10,226,000 ($11,820,000 if the Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and offering expenses, assuming a price to the public of $10.50 per share. Of these proceeds, approximately $485,000 will be used to satisfy the contingent payment owed to the former WEFG shareholders and the remainder will be used to support the continuing expansion of the Bank's business through increased lending and investment activities and the opening or purchasing of additional branches. The proceeds will also increase the Bank's legal lending limit, permitting the Bank to make larger loans. In addition, proceeds may be used by Admiralty to acquire other financial institutions or lines of business. Admiralty has recently received regulatory approval to open a new office in Boca Raton, Florida. This facility is being leased from a limited liability company consisting of certain members of the Company's Board of Directors, and provides for a 20 year term with a base rent of $143,000 per year. Other than this Boca Raton branch, Admiralty has not entered into any agreements with parties for the opening or purchasing of additional branches, and Admiralty has not entered into any agreements calling for the acquisitions of any other institutions. Although management believes the proceeds of this Offering, together with anticipated proceeds from the conversion of the Company's outstanding Warrants, will satisfy the Company's capital needs for the foreseeable future, additional growth opportunities, such as potential future acquisitions or new lending or investment opportunities, could require the Company to raise additional capital. See "RISK FACTORS--Future Issuance of Securities."



                                    DILUTION

     The difference between the public offering price per share of Class B Stock and the Company's net tangible book value per share after the Offering constitutes the dilution to new investors in the Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock, both Class A and Class B.


     At June 30, 1998, the net tangible book value of the Company was $4.14 per share. After giving effect to the sale of the 1,100,000 shares of Class B Stock being offered hereby and the receipt of the estimated net proceeds therefrom (less underwriting discounts and commissions and estimated expenses of the Offering), the pro forma net tangible book value of the Company at June 30, 1998 would be approximately $6.70 per share, representing an immediate increase in net tangible book value of $2.56 per share to existing shareholders and an immediate dilution of $3.80 per share to new investors. The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis.

--------------------------------------------------------------------------------
Initial public offering price ...........................             $10.50
--------------------------------------------------------------------------------
      Net tangible book value before the Offering .......  $4.14
--------------------------------------------------------------------------------
      Increase attributable to new investors in
           the Offering .................................  $2.56
--------------------------------------------------------------------------------
Adjusted pro forma net tangible book value after
  the Offering                                                        $ 6.70
--------------------------------------------------------------------------------
Dilution to new investors in the Offering                             $ 3.80
--------------------------------------------------------------------------------

     The following table sets forth, with respect to existing shareholders and new investors in the Offering, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total cash consideration paid, the percentage of total cash consideration paid and the average price per share.

-------------------------------------------------------------------------------
                                                      TOTAL CASH        Average
                             SHARES PURCHASED        CONSIDERATION       Price
                            -----------------       --------------        Per
                             Number   Percent     Amount       Percent   Shares
                             ------   -------     ------       -------   -------
Existing Shareholders(1)   1,116,640    49.62     $ 8,160,000   41.4     $ 7.31
-------------------------------------------------------------------------------
New Investors ...........  1,100,000    50.38     $11,550,000   58.6     $10.50
                           ---------   ------     -----------   ----     -------
-------------------------------------------------------------------------------
Total                      2,216,640   100.00%    $19,710,000  100.00%   $ 8.89
                           =========   =======    ===========  ======    ======
-------------------------------------------------------------------------------

----------

(1)  Includes 888,881 shares of Class A and 227,759 shares of Class B Common
     Stock.


     The above table assumes no exercise of the Over Allotment Option, no exercise of outstanding stock options and no purchase by existing shareholders of shares offered hereby. The table excludes 330,000 shares of Class B Stock reserved for issuance under the Company's 1998 Management Stock Option Plan and 965,000 Shares of Class B Stock reserved for issuance upon the exercise of Warrants.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company and the regulatory capital ratios of the Bank at June 30, 1998, and as adjusted, at such date, to give effect to the issuance and sale of the shares of Class B Common Stock offered hereby. The table should be read in conjunction with the Company's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

-------------------------------------------------------------------------------
                                                    JUNE 30, 1998
-------------------------------------------------------------------------------
                                               ACTUAL           AS ADJUSTED
-------------------------------------------------------------------------------
                                                     (Unaudited)
                                                (Dollars in Thousands)
-------------------------------------------------------------------------------
Stockholders' equity                               --                   --
-------------------------------------------------------------------------------
  Common Stock, Class A, no par value,
    1,000,000 shares authorized actual and
    as adjusted, 888,881 shares issued and
    outstanding at June 30, 1998, actual
    and as adjusted                           $ 7,556             $ 7,556
-------------------------------------------------------------------------------
   Common stock, Class B, no par value,
    4,000,000 shares authorized actual and
    as adjusted, 227,759 shares issued and
    outstanding at June 30, 1998 actual
    and 1,327,759 issued and outstanding,
    as adjusted (1)(2)(3)                       1,034              11,260
-------------------------------------------------------------------------------
  Accumulated Deficit                            (275)               (275)
-------------------------------------------------------------------------------
  Net unrealized loss on securities
    available for sale                            (48)                (48)
                                              -------            --------
-------------------------------------------------------------------------------
Total Capitalization                          $ 8,267            $ 18,493
                                              =======            ========
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                 JUNE 30, 1998
-------------------------------------------------------------------------------
                                                                    MINIMUM
                                                                  REGULATORY
                                       ACTUAL       AS ADJUSTED   REQUIREMENT
-------------------------------------------------------------------------------
                                                    (Unaudited)
-------------------------------------------------------------------------------
Bank Capital Ratios(1):
-------------------------------------------------------------------------------
      Total Capital ................   16.11%         46.92%          8%
-------------------------------------------------------------------------------
      Tier 1 Capital ...............   14.86%         45.75%          4%
-------------------------------------------------------------------------------
      Leverage Capital .............   9.74%          26.19%          4%
-------------------------------------------------------------------------------


----------

(1) Assumes the Company will contribute the net proceeds from the sale of the shares of Common Stock offered hereby to the Bank. Also assumes that the Over-Allotment Option is not exercised. The Bank's capital ratios, as adjusted, are computed in a manner consistent with regulatory guidelines and assume that the net proceeds from the Offering that are contributed to the Bank are invested in assets that carry a 20% risk-weighting.

(2) Excludes 330,000 shares of Common Stock reserved for issuance under the Company's Management Stock Option Plan. See "Management -- Remuneration of Executive Officers -- Management Stock Option Plan."

(3) Adjusted retroactively to reflect a 5% Class B Common Stock dividend, payable July 21, 1998.


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma consolidated financial data present a pro forma condensed consolidated statement of income for the Company for the year ended December 31, 1997 reflecting the Change In Control as if such event had occurred as of the beginning of each of the periods presented. The unaudited financial statements at and for the six-months ended June 30, 1998 presented elsewhere herein reflect the historical consolidated financial data of the Company and the 21 days of operation of the Predecessor Company. The unaudited pro forma information for the year ended December 31, 1997 is based upon the historical financial statements of the Company after giving effect to the Change In Control.

     This unaudited pro forma information has been prepared by the Company's management based upon historical financial statements. The unaudited pro forma information should be read in conjunction with the Company's historical consolidated financial statements and notes. The pro forma of financial data is not necessarily indicative of the operating results which would have been achieved had these transactions been consummated as of the beginning of such periods for which such data are presented and should not be construed as being representative of future performance.

===============================================================================
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)



                                                ADMIRALTY BANCORP, INC.   PREDECESSOR COMPANY
                                                   SIX MONTHS ENDED      PERIOD JANUARY 1, 1998
                                                    JUNE 30, 1998       THROUGH JANUARY 21, 1998     ADJUSTMENTS (1)    PRO FORMA
------------------------------------------------------------------------------------------------------------------------------------
                                                                         (DOLLARS IN THOUSANDS)
Interest income                                $    1,759                     $234                        $ --          $   1,993
----------------------------------------------------------------------------------------------------------------------------------
Interest expense                                      484                       76                          --                560
----------------------------------------------------------------------------------------------------------------------------------
Net interest income                                 1,275                      158                          --              1,433
----------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                              55                       --                          --                 55
----------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for
   loan losses                                      1,220                      158                          --              1,378
----------------------------------------------------------------------------------------------------------------------------------
Non-interest income                                   305                       22                          --                327
----------------------------------------------------------------------------------------------------------------------------------
Non-interest expense                                1,317                      131                           9 (2)          1,457
----------------------------------------------------------------------------------------------------------------------------------
Income before income tax expense
   and minority interest                              208                       49                          (9)               248
----------------------------------------------------------------------------------------------------------------------------------
Income tax expense                                     93                       --                                             93
----------------------------------------------------------------------------------------------------------------------------------
Income before minority interest                       115                       49                          (9)               155
----------------------------------------------------------------------------------------------------------------------------------
Minority interest                                      (6)                      (2)                                            (8)
----------------------------------------------------------------------------------------------------------------------------------
Net income                                         $  109                     $ 47                        $ (9)         $      147
                                                   ======                     ====                        ====          ==========
----------------------------------------------------------------------------------------------------------------------------------
Per share data:
Net income per common share-basic
   and diluted                                     $ 0.10                                                               $     0.13
----------------------------------------------------------------------------------------------------------------------------------
Average number of common shares-basic
   and diluted                                  1,110,839                                                                1,110,839
----------------------------------------------------------------------------------------------------------------------------------

----------

(1) No proforma adjustment was made for estimated merger expense. Additionally other proforma purchase accounting adjustments are not significant.

(2) Represents amortization of goodwill for the period January 1, 1998 through January 21, 1998. Goodwill is being amortized over a 25 year life.

===============================================================================
                PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                          HISTORICAL  ADJUSTMENTS(1)  PRO FORMA
--------------------------------------------------------------------------------
                                            (In thousands, except per share
                                                         data)
--------------------------------------------------------------------------------
Interest income                             $ 3,630      $  --       $ 3,630
--------------------------------------------------------------------------------
Interest expense                              1,197         --         1,197
                                            -------      -----       -------
--------------------------------------------------------------------------------
Net interest income                           2,433         --         2,433
--------------------------------------------------------------------------------
Provision for loan losses                       435         --           435
                                            -------      -----       -------
--------------------------------------------------------------------------------
Net interest income after provision for
loan losses                                   1,998        --          1,998
--------------------------------------------------------------------------------
Non-interest income                           1,728        --          1,728
--------------------------------------------------------------------------------
Non-interest expense                          2,697        148(2)      2,845
                                            -------      -----       -------
--------------------------------------------------------------------------------
Income before income tax benefit              1,029       (148)          881
  and minority interest
--------------------------------------------------------------------------------
Income tax benefit                             (288)                    (288)
                                            -------      -----       -------
--------------------------------------------------------------------------------
Income before minority interest               1,317       (148)        1,169
--------------------------------------------------------------------------------
Minority interest                               (53)                     (53)
                                            -------      -----       -------
--------------------------------------------------------------------------------
Net income                                  $ 1,264      $(148)      $ 1,116
                                            =======      =====       =======
--------------------------------------------------------------------------------
Per share data:


Net income per common share-basic and        $ 3.91                   $ 3.45
diluted
--------------------------------------------------------------------------------
Average number of common shares-basic       323,533                  323,533
and diluted
--------------------------------------------------------------------------------

----------


(1) No pro forma adjustment was made for estimated merger expense. Additionally other proforma purchase accounting adjustments are not significant.


(2)  Amortization of goodwill over a 25 year life.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


     The following selected information regarding the Company and the Predecessor Company should be read in conjunction with the Company's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. Consolidated historical financial and other data regarding the Company and the Predecessor Company at or for the six months ended June 30, 1998 and 1997 have been prepared by the Company without audit and may not be indicative of results on an annualized basis or any other period. In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for such periods or dates have been made. Selected consolidated financial and other data as of and for the six months ended June 30, 1998 were prepared from historical and pro forma financial data of Admiralty Bancorp, Inc. See "Pro forma Condensed Consolidated Income Statement for the Six Months Ended June 30, 1998." The audited financial statements for the year ended December 31, 1997 and 1996 do not give effect to the Change In Control and recapitalization of the Company described under the heading "Offering Summary -- Admiralty Bancorp, Inc.", which were consummated on January 22, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


---------------------------------------------------------------------------|-------------------------------------------
                                     Admiralty Bancorp, Inc.               |       Predecessor Company
---------------------------------------------------------------------------|------------------------------------------
                                                     As of December 31,    |
                                                      1997 and for the     |
                                                   Period August 11, 1997  |
                               As of and for the    (date of inception)    | As of and for the    As of and for the
                               Six Months Ended           through          | Six Months Ended        Years Ended
                                   June 30,             December 31,       |      June 30,            December 31,
---------------------------------------------------------------------------|------------------------------------------
                                      1998   (Pro Forma)   1997            |      1997           1997          1996
---------------------------------------------------------------------------|------------------------------------------
INCOME STATEMENT DATA:             (Unaudited)                             |    (Unaudited)
                              (in thousands, except per share data)        |     (in thousands, except per share data)
                                                                           |
  Interest income                $ 1,993                    84             |   $ 1,783        $  3,630      $  3,297
---------------------------------------------------------------------------|--------------------------------------------
  Interest expense                   560                     8             |       591           1,197         1,134
---------------------------------------------------------------------------|--------------------------------------------
  Net interest income              1,433                    76             |     1,192           2,433         2,163
---------------------------------------------------------------------------|--------------------------------------------
  Provision for loan losses           55                    --             |       287             435           297
---------------------------------------------------------------------------|--------------------------------------------
  Net interest income                                                      |
   after provision for                                                     |
   loan losses                     1,378                    76             |       905           1,998         1,866
                                 -------                                   |   -------        --------      --------
---------------------------------------------------------------------------|--------------------------------------------
  Non-interest income                327                    --             |       940           1,729         1,790
---------------------------------------------------------------------------|--------------------------------------------
  Non-interest expense             1,457                     2             |     1,362           2,698         2,940
---------------------------------------------------------------------------|--------------------------------------------
  Income before income                                                     |
   taxes                             248                    74             |       483           1,029           716
                                 -------                                   |   -------        --------      --------
---------------------------------------------------------------------------|--------------------------------------------
  Income tax (benefit)                                                     |
    expense                           93                    15             |       (67)           (288)           15
---------------------------------------------------------------------------|--------------------------------------------
  Income before minority                                                   |
   interest                          155                    59             |       550           1,317           701
                                 -------                                   |   -------        --------      --------
---------------------------------------------------------------------------|--------------------------------------------
  Minority interest in net                                                 |
  income of                                                                |
  subsidiaries                        (8)                  --              |       (22)            (53)          (28)
                                 -------                                   |   -------        --------      --------
---------------------------------------------------------------------------|--------------------------------------------
  Net income                     $   147                    59             |   $   528           1,264           673
                                 =======                    ==             |   =======        ========      ========
---------------------------------------------------------------------------|--------------------------------------------
PER COMMON SHARE DATA:                                                     |
---------------------------------------------------------------------------|--------------------------------------------
  Net income--basic                                                        |
    and diluted(2)                 $0.13                  0.20             |     $1.63          $ 3.91        $ 2.08
---------------------------------------------------------------------------|--------------------------------------------
  Book value(2)                    $7.40                  7.50             |     $9.99          $13.12         $9.20
---------------------------------------------------------------------------|--------------------------------------------
BALANCE SHEET DATA:                                                        |
---------------------------------------------------------------------------|--------------------------------------------
  Total assets                    50,495                 8,045             |   $43,578        $ 48,206      $ 43,435
---------------------------------------------------------------------------|--------------------------------------------
  Total loans                     24,166                   --              |    21,320          23,232        18,593
---------------------------------------------------------------------------|--------------------------------------------
  Allowance for loan                                                       |
    losses                          (431)                  --              |      (360)           (378)         (365)
---------------------------------------------------------------------------|--------------------------------------------
  Investment Securities           13,388                   --              |    17,730          20,181        17,461
---------------------------------------------------------------------------|--------------------------------------------
  Goodwill, net                    3,642                   --              |       --              --            --
---------------------------------------------------------------------------|--------------------------------------------
  Deposits                        40,811                   --              |    39,639          42,776        39,820
---------------------------------------------------------------------------|--------------------------------------------
  Minority interest                  384                   --              |       398             376           323
---------------------------------------------------------------------------|--------------------------------------------
  Shareholders' equity             8,267                8,045              |     3,231           4,245         2,977
---------------------------------------------------------------------------|--------------------------------------------
SELECTED OPERATING RATIOS:(3)(4)                                           |
---------------------------------------------------------------------------|--------------------------------------------
  Return on average assets          0.60%                  --              |      2.42%           2.85%         1.67%
---------------------------------------------------------------------------|--------------------------------------------
  Return on average common                                                 |
    equity                          3.63%                  --              |     33.61%          35.56%        25.62%
---------------------------------------------------------------------------|--------------------------------------------
  Net interest margin               5.51%                  --              |      4.91%           4.92%         4.93%
---------------------------------------------------------------------------|--------------------------------------------
SELECTED CAPITAL AND ASSET                                                 |
  QUALITY RATIOS:                                                          |
---------------------------------------------------------------------------|--------------------------------------------
  Equity/assets                    15.88%                  --              |      7.19%           8.01%         6.51%
---------------------------------------------------------------------------|--------------------------------------------
  Non-accrual loans/total           2.93%                  --              |      1.30%           0.41%         1.33%
    loans                                                                  |
---------------------------------------------------------------------------|--------------------------------------------
  Non-performing                                                           |
    assets/total loans and                                                 |
    other real estate owned         3.02%                  --              |      1.30%           0.52%         1.33%
---------------------------------------------------------------------------|--------------------------------------------
  Allowance for loan                                                       |
    losses/total loans              1.78%                  --              |      1.69%           1.63%         1.96%
---------------------------------------------------------------------------|--------------------------------------------
  Allowance for loan                                                       |
    losses/non-                                                            |
    performing assets              58.96%                  --              |    129.50%         315.00%       147.18%
---------------------------------------------------------------------------|--------------------------------------------
  Net charge-offs/average                                                  |
    loans                           0.01%                  --              |      1.43%           2.02%         1.41%
---------------------------------------------------------------------------|--------------------------------------------

-------------


(1) Financial Information for the six months ended June 30, 1998 is based upon the Proforma Consolidated Income Statement for that time period. See "Proforma Consolidated Financial Information."

(2) Per share amounts for the six months ended June 30, 1998 have been adjusted to retroactively reflect the Semi-annual Class A dividend, paid in stock, declared on June 26, 1998 and payable on July 21, 1998. Per share amounts for WEFG have not been adjusted for the stock dividend.

(3)  Ratios for interim periods have been annualized.

(4) Ratios for the period August 11, 1997 (date of inception) through December 31, 1997 for Admiralty Bancorp, Inc. have not been presented because presentation is not meaningful.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis of financial condition and results of operations should be read in conjunction with the Company's financial statements and the notes relating thereto included herein. When necessary, reclassifications have been made to prior years' data throughout the following discussion and analysis for purposes of comparability with prior periods. All income statement data for the six months ended June 30, 1998 where prepared from historical and proforma financial data of Admiralty Bancorp, Inc. See "Proforma Condensed Consolidated Income Statement for the six months ended June 30, 1998."


                              OVERVIEW AND STRATEGY

     The Company has traditionally sought to serve as a source of credit and other banking products for small to mid-size businesses located in its Palm Beach County, Florida trade area. The Company has not, and has not sought to, engage in high volume retail banking, although the Company has traditionally offered retail type products, such as home mortgages, to meet the needs of its business customer base. The Company intends to continue its focus on small to mid-size businesses, and to expand its target customer base to include high net worth individuals and professionals. Admiralty will seek to serve the needs of this target customer base by providing superior, personalized service. While management believes that the Company's emphasis on personalized service may cause the Company to recognize higher non-interest expense, through personnel and other administrative expenses, than its peers, management also believes the Company's business strategy will appeal to less cost sensitive customers, allowing the Company to compete for loans and deposits on factors other than price. Further, it is management's intention to increase the Company's tangible capital through the Offering and invest the additional capital in the short term in investment securities and mortgage-backed securities. Going forward, Admiralty will seek to develop new loan demand to more profitably deploy this additional capital. Although the Company intends to remain an active participant in the SBA's Guaranteed Loan Program, management intends to de-emphasize the origination of these loans through third-party brokers and focus on originating more traditional commercial loans. Admiralty has established business development boards for each of its offices, composed of local business leaders. In addition, its officers will review and pursue new branch locations in areas where management believes the local business community is being undeserved by existing larger institutions.

     During the past several years, the Bank's operations have been restricted due to the Bank's need to bolster its capital base and because the Bank was subject to the C&D. The C&D was lifted in early 1998. The C&D required the Bank to maintain a designated level of allowance for loan losses, and to expense provisions necessary to maintain the allowance at the required levels. Commencing with the first quarter of 1998, management began to set the Company's expense for provision to loan losses at a level management believed appropriate based upon management's view of the risks inherent in the Company's lending functions. Although the actual dollar value of provisions in future periods may vary based upon, among other things, the increase in size of the Bank's loan portfolio, economic conditions and management's view of the creditworthiness of individual borrowers, management believes that the provision, as a percentage of income, will remain lower than it was while the C&D was in effect.

                              RESULTS OF OPERATIONS

     The Company's results of operations depend primarily on its net interest income, which is the difference between the interest earned on its interest-earning assets and fees earned servicing loans which the Bank has sold and the interest paid on funds borrowed to support those assets, such as deposits. In addition, the Company earns commission income in connection with sales of the guaranteed portion of loans originated under the SBA loan program. Net interest margin is a function of the difference between the weighted average rate received on interest-earning assets and the weighted average rate paid on interest-bearing liabilities, as well as the average level of interest-bearing assets as compared with that of interest-bearing liabilities. Net income is also affected by the amount of non-interest income and operating expenses.

                                   NET INCOME


     For the six months ended June 30, 1998, the Company had proforma net income of $147,000, a decrease of $381,000, or 72.2%, from net income of $528,000 for the first half of 1997. The period to period decrease in reported net income is attributable to the extinguishment of net operating losses available during 1997 to reduce the Company's tax expense, and a decrease in the gain on sale of loans, partially offset by a reduction in expense for the provision for loan losses. In addition, 1998 net income was affected by a reduction in gains on sales of securities. During the first half of 1998, interest income increased to $1,993,000 from $1,783,000, while non-interest income declined to $327,000 from $940,000. Interest expense declined to $560,000 from $591,000 for the comparable period of 1997, while non-interest expense increased to $1,457,000 from $1,362,000.

     For the year ended December 31, 1997, net income increased by $591,000, or 87.8%, to $1,264,000 from $673,000 for 1996. This increase is attributable to increased net interest income from loans, investments and Federal funds sold, reflecting higher average balances and, with regard to the loan portfolio, higher average rates. The Company's net interest income for the year ended December 31, 1997 was $2,433,000, an increase of $270,000, or 12.5%, over the comparable period of 1996. The increase in net interest income for 1997 over 1996 was partially offset by an increase of $138,000 in the provision for loan losses and a decrease of $61,000 in non-interest income. In addition, the Company's total non-interest expense for the year ended December 31, 1997 decreased by $242,000 over the comparable period of 1996, reflecting, among other things, management's decision during 1996 to charge-off certain non-earning assets.


                       COMPARATIVE AVERAGE BALANCE SHEETS

     The following table reflects the components of the Company's net interest income, setting forth for the periods presented herein, (1) average assets, liabilities and stockholders' equity, (2) interest income earned on interest-earning assets and interest expenses paid on interest-bearing liabilities, (3) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (4) the Company's net interest spread (i.e., the average yield on interest-earnings assets less the average rate on interest-bearing liabilities) and (5) the Company's net yield on interest-earning assets. Rates are computed on a taxable equivalent basis.


===============================================================================================================================
                                    SIX MONTHS ENDED JUNE 30,                              YEAR ENDED DECEMBER 31,

===============================================================================================================================

                                  1998(1)                     1997                       1997                     1996
                                  -------                     ----                       ----                     ----

-------------------------------------------------------------------------------------------------------------------------------

                                           Average                   Average                   Average                  Average
                                 Interest  Rates            Interest Rates            Interest Rates           Interest Rates
                        Average  Income/   Earned/ Average  Income/  Earned/ Average  Income/  Earned/ Average Income   Earned
                        Balance  Expense   Paid(2) Balance  Expense  Paid(2) Balance  Expense  Paid    Balance Expense  Paid
-------------------------------------------------------------------------------------------------------------------------------
                                       (DOLLARS IN THOUSANDS)

-------------------------------------------------------------------------------------------------------------------------------

ASSETS
-------------------------------------------------------------------------------------------------------------------------------

Interest-Earning
  assets:
-------------------------------------------------------------------------------------------------------------------------------
Taxable loans
  (net of unearned
  income)............. 25,055   1,409     11.24%    20,378    1,136   11.15%   20,907    2,329   11.14%  19,568  2,040  10.42%
-------------------------------------------------------------------------------------------------------------------------------

Taxable investment
  securities.......... 16,813     541      6.44%    17,227      569    6.61%   17,899    1,179    6.59%  16,632  1,226   7.37%
-------------------------------------------------------------------------------------------------------------------------------

Federal funds sold....  1,600      43      5.40%     2,833       78    5.40%    2,234      122    5.45%     531     31   5.81%
-------------------------------------------------------------------------------------------------------------------------------

Total
  interest-earning
  assets.............. 43,468   1,993      9.17%    40,488    1,783    8.81%   41,040    3,630    8.85%  36,731  3,297   8.98%
-------------------------------------------------------------------------------------------------------------------------------

Non-interest earning
  assets.............   7,929      --        --      3,615      --       --     3,687       --      --    4,000     --     --
-------------------------------------------------------------------------------------------------------------------------------

Allowance for
  possible loan
  losses ............    (417)     --        --       (371)     --       --      (372)      --      --     (362)    --     --
-------------------------------------------------------------------------------------------------------------------------------

     Total Assets....  50,980      --        --     43,732      --       --    44,355       --      --   40,369     --     --
-------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND
  SHAREHOLDERS'
  EQUITY
-------------------------------------------------------------------------------------------------------------------------------

Interest-bearing
  liabilities:
-------------------------------------------------------------------------------------------------------------------------------

Borrowings                483      14      5.79%          --    --       --        72        5     6.6%     437     29    6.6%
-------------------------------------------------------------------------------------------------------------------------------

NOW deposits.........   5,912      36      1.23%     5,267       39    1.50%    5,149       74    1.43%   4,126     61    1.47%
-------------------------------------------------------------------------------------------------------------------------------

(1) Financial information for the six months ended June 30, 1998 is based upon the Proforma Consolidated Income Statement for that time period. See "Proforma Consolidated Financial Information."

(2) Ratios for interim periods have been annualized.


===============================================================================================================================
                                    SIX MONTHS ENDED JUNE 30,                           YEAR ENDED DECEMBER 31,

===============================================================================================================================

                                  1998(1)                    1997                       1997                     1996
                                  ------                     ----                       ----                     ----

-------------------------------------------------------------------------------------------------------------------------------

                                           Average                   Average                   Average                  Average
                                 Interest  Rates            Interest Rates            Interest Rates           Interest Rates
                        Average  Income/   Earned/ Average  Income/  Earned/ Average  Income/  Earned/ Average Income   Earned
                        Balance  Expense   Paid(2) Balance  Expense  Paid(2) Balance  Expense  Paid    Balance Expense  Paid
-------------------------------------------------------------------------------------------------------------------------------
                                       (DOLLARS IN THOUSANDS)

-------------------------------------------------------------------------------------------------------------------------------

Savings deposits......   2,493       22     1.77%    2,318      22    1.89%     2,271       42   1.88%    2,243     42   1.89%
-------------------------------------------------------------------------------------------------------------------------------

Money market
  deposits............   7,660      114     2.97%    5,782      77    2.68%     6,082      166   2.73%    5,951    152   2.56%
-------------------------------------------------------------------------------------------------------------------------------

Time deposits.........  13,987      374     5.33%   16,934     453    5.34%    16,859      910   5.40%   15,652    850   5.43%
-------------------------------------------------------------------------------------------------------------------------------

Total
  interest-bearing
  liabilities.........  30,535      560     3.66%   30,301     591    3.90%    30,433    1,197   3.93%   28,409  1,134   4.05%
-------------------------------------------------------------------------------------------------------------------------------

Non-interest bearing
  liabilities:
-------------------------------------------------------------------------------------------------------------------------------

Demand deposits.......  10,998      --        --     9,544      --      --     10,091      --      --     8,807     --     --
-------------------------------------------------------------------------------------------------------------------------------

Other liabilities        1,351      --        --       745      --      --        275      --      --       963     --     --
-------------------------------------------------------------------------------------------------------------------------------

Total non-interest
  bearing
  liabilities.........  12,349      --        --    10,289      --      --     10,366      --      --     9,770     --     --
-------------------------------------------------------------------------------------------------------------------------------

Shareholders'
  equity..............   8,096      --        --     3,142      --      --      3,554      --      --     2,627     --     --
-------------------------------------------------------------------------------------------------------------------------------

Total liabilities
  and shareholders'
  equity..............  50,980      --        --    43,732      --      --     44,353      --      --    40,806     --     --
-------------------------------------------------------------------------------------------------------------------------------

Net interest
  differential........     --       --       5.51%     --       --     4.91%      --       --    4.92%      --      --   4.93%
-------------------------------------------------------------------------------------------------------------------------------

Net yield on
  interest bearing
  assets..............     --       --       6.60%     --       --     5.89%      --       --    5.94%      --      --   5.89%
===============================================================================================================================

(1) Financial information for the six months ended June 30, 1998 is based upon the Proforma Consolidated Income Statement for that time period. See "Proforma Consolidated Financial Information."

(2) Ratios for interim periods have been annualized.

     The following table presents by category the major factors that contributed to the changes in net interest income for each of the periods presented as compared to each respective previous period. Amounts have been computed on a fully tax-equivalent basis.


--------------------------------------------------------------------------------

                            Six Months Ended       Year Ended December
                              June 30, 1998              31, 1997
                               versus 1997(1)           versus 1996
                            ----------------        ----------------
--------------------------------------------------------------------------------

                         Increase (Decrease)        Increase (Decrease)
                          Due to Change in:          Due to Change in:

--------------------------------------------------------------------------------

                        Average  Average   Net    Average   Average Net
                        Volume   Rate             Volume    Rate
--------------------------------------------------------------------------------
                                        (In Thousands)

--------------------------------------------------------------------------------

Interest income:
--------------------------------------------------------------------------------

Taxable loans (net of
  unearned income)       $ 263    $10     $ 273   $ 144   $ 145   $ 289
--------------------------------------------------------------------------------

Taxable investment
  securities               (21)    (7)      (28)     89    (135)    (46)
--------------------------------------------------------------------------------

Federal funds sold         (35)    --       (35)     92      (2)     90
--------------------------------------------------------------------------------

Total interest income      207      3       210     325       8     333
--------------------------------------------------------------------------------

Interest expense:
--------------------------------------------------------------------------------

Federal funds
purchased                  14      --        14     (24)     --     (24)
--------------------------------------------------------------------------------

NOW deposits                4      (7)       (3)     15      (2)     13
--------------------------------------------------------------------------------

Savings deposits            2      (2)       --      --       --     --
--------------------------------------------------------------------------------

Time deposits             (79)     --       (79)     65       (5)    60
--------------------------------------------------------------------------------

Money Market               27      10        37       4       10     14
--------------------------------------------------------------------------------

Total interest expense    (32)      1       (31)     60        3     63
--------------------------------------------------------------------------------

Net interest income     $ 239    $  2     $ 241   $ 265      $ 5  $ 270
================================================================================

(1) Financial Information for the six months ended June 30, 1998 is based upon the Proforma Consolidated Income Statement for that time period. See "Proforma Consolidated Financial Information."

PROVISION FOR LOAN LOSSES


     For the six months ended June 30, 1998, the Company recognized a provision for loan losses of $55,000, a decline of $232,000, or 80.8%, over the provision of $287,000 recognized for the first half of 1997. The loan loss reserve, as a percentage of non-performing assets, decreased to 59% from 130% for the six months ended June 30, 1997. During the first half of 1997, the Bank was subject to the C&D requiring a certain allowance for loan losses and quarterly provisions to maintain the allowance. The C&D was lifted in the first quarter of 1998, and the Company established a provision based upon management's view of the risks inherent in the Company's loan portfolio. For the year ended December 31, 1997, the Company's provision for loan losses was $435,000, an increase of $138,000, or 46.5%, over the provision of $297,000 for the year ended December 31, 1996. This increase in the provision for loan losses reflects management's view of the potential losses inherent in the Bank's remaining problem loans as well as the reserve necessary in light of the Bank's ongoing and increasing lending activities.


NON-INTEREST EXPENSES


     Total non-interest expense for the six months ended June 30, 1998, was $1,457,000, an increase of $95,000 from total non-interest expense of $1,362,000 incurred for the six months ended June 30, 1997. The primary reason for the increase was expense of $173,000 in amortization of the goodwill recognized in the Change of Control. In connection with the Change In Control, the Company recognized $3,706,000 in goodwill, which will be amortized over 25 years.

     Non-interest expenses for the year ended December 31, 1997 amounted to $2,698,000, a decrease of $242,000, or 8.2% from the comparable period of 1996. The decline in non-interest expenses for the year ended December 31, 1997 over the comparable period of 1996 reflects, among other things, the Company's decision during 1996 to write off certain non-performing assets, including $119,000 in real estate owned, as management sought to restructure the Company's balance sheet. There were no similar real estate owned write downs in 1997. In addition, the Company's legal expenses declined by $50,000 during 1997 compared to 1996, as the Company settled certain litigation during 1996. In addition, salaries and employee benefits expense declined by $16,000 in 1997 from 1996.


NON-INTEREST INCOME


     Non-interest income for the six months ended June 30, 1998 totaled $327,000, a reduction of $613,000, or 65.2%, from total non-interest income of $940,000 recognized for the first half of 1997. This reduction in non-interest income is primarily attributable to a reduction in the gain on sale of loans of $287,000, losses on sales of securities and decreases in service charges and fees. Services charges and fees assessed during the first half of 1998 declined by $177,000 over the comparable period of 1997. This decline is attributable to a reduction in overdraft fees on deposit accounts as the Company's deposit customers overdrew their accounts less frequently. In addition, during the first half of 1997, the Company recognized $87,000 in net gain on the sale of securities, while the Company recognized a net loss on the sale of securities during the first half of 1998 of $39,000. This loss was incurred as the Company began to restructure its securities portfolio by selling certain private label CMO's. The decline in non-interest income during the first half of 1998 also reflects a reduction of $287,000 in gains sales of loans as the Company began to implement its strategy of deemphasizing SBA lending in favor of more traditional commercial lending.

     Non-interest income amounted to $1,728,000 for the year ended December 31, 1997, a decrease of $62,000, or 3.5%, from the comparable period of 1996. The Company's non-interest income consists primarily of service charges and fees on deposit accounts, gain on the sale of loans through the Company's participation in the SBA Guaranteed Loan program and gain on the sale of securities. For the years of 1997 and 1996, the decrease in non-interest income reflects a decrease of $350,000 in the gain on sale of securities during 1997. This gain on sale of securities during 1996 represents management's decision to recognize gains in the securities portfolio by selling higher rate mortgage backed securities into a lower rate market. In addition, service charges and fees declined $12,000 and other income declined $102,000. These declines were partially off-set by an increase of $403,000, in the gain on sale of loans as the Company continued to increase its SBA lending.


INCOME TAX EXPENSES


     For the six months ended June 30, 1998, the Company recognized income tax expense of $93,000, compared to a tax benefit of $67,000 for the six months ended June 30, 1997. This $160,000 change is attributable to the Company's use of unrestricted net operating loss carry forwards during 1997 to offset income tax expense. These net operating loss carry forwards were exhausted in 1997 and for the first quarter of 1998 the Company was required to pay taxes on its income. The Company continues to have available restricted net operating loss carry forwards available to offset a portion of its taxable income in future periods. The amount of this restricted net operating loss which may be applied annually is $117,000.


     The income tax provision, which includes both federal and state taxes, was $15,000 for the year ended December 31, 1996 reflecting amounts due under the alternative minimum tax provisions of the Internal Revenue Code of 1986. Although the Company earned taxable income during 1996, the Company's tax liability was substantially reduced by the use of net operating loss carry forwards. Due to the Company's use of net operating loss carry forwards during 1997, the Company recognized a tax benefit of $288,000 for Federal or State taxes for 1997.

                               FINANCIAL CONDITION


     At June 30, 1998, the Company's total assets were $50.5 million, compared to $48.2 million and $43.4 million at December 31, 1997 and 1996, respectively. Total loans, net increased to $23.7 million at June 30, 1998 from $22.9 million at December 31, 1997. Total deposits were $40.8 million at June 30, 1998 compared to $42.8 million at December 31, 1997.


LOAN PORTFOLIO


     At June 30, 1998, the Company's total loans, net were $23.7 million, an increase of $880,000 over total loans, net of $22.9 million at December 31, 1997. The increase in loans was primarily in loans secured by real estate and commercial loans, and reflects the Company's continued efforts to achieve greater penetration in its market areas and new customer activity following the Change In Control in January, 1998. The Company's loans held for sale declined to $349,000 at June 30, 1998 from $994,000 at December 31, 1997.

     At December 31, 1997, the Company's total loans, net were $22.9 million, an increase of $4.6 million, or 25.4%, over total loans, net at December 31, 1996. These increases in the loan portfolio reflect increased commercial and SBA lending. As a participant in the SBA Guaranteed Loan Program, the Company originates loans for resale, while retaining both the servicing rights for the loans and the non-guaranteed portion of the loan. The Company then receives a fee for servicing the loan. As a result of the increases in SBA lending, the Company's loans held for sale increased to $994,000 at December 31, 1997 from $826,000 at December 31, 1996.


     The Company's loan portfolio consists primarily of loans secured by real estate, and, to a lesser extent, commercial and consumer loans. Real estate loans consist of loans secured by commercial or residential real property and loans for the construction of commercial or residential property. Consumer loans are made for the purpose of financing the purchase of consumer goods, home improvements, and other personal needs, and are generally secured by the personal property being purchased.

     The Company's loans are primarily to businesses and individuals located in northern Palm Beach and Broward Counties, Florida. The Company has not made loans to borrowers outside of the United States. Commercial lending activities are focused primarily on lending to small business borrowers. The Company believes that its strategy of customer service, competitive rate structures and selective marketing have enabled the Company to gain market entry to local loans. Bank mergers by larger banks competing with the Company have also contributed to the Company's efforts to attract borrowers.

     The following table sets forth the classification of the Company's loans by major category for the periods presented.

================================================================================
                     June 30, 1998                 December 31,
--------------------------------------------------------------------------------
                                            1997            1996
--------------------------------------------------------------------------------
                                           (Dollars in Thousands)
--------------------------------------------------------------------------------
                     Amount  Percent  Amount  Percent  Amount   Percent
--------------------------------------------------------------------------------
Commercial and
  Industrial         $6,002    25%    $6,074    26%    $5,419    29%
--------------------------------------------------------------------------------
Real Estate
  Non-Residential
  Properties         16,516    68%    14,301    61%    11,291    60%
--------------------------------------------------------------------------------
Residential
  Properties            684     3%     1,613     7%     1,357     8%
--------------------------------------------------------------------------------
Construction            101    --        375     2%        31    --
--------------------------------------------------------------------------------
Consumer                900     4%       910     4%       575     3%
                        ---     -        ---    --        ---    --
--------------------------------------------------------------------------------
Total Loans         $24,203   100%   $23,273   100%   $18,673   100%
                    =======   ===    =======   ===    =======   ===
================================================================================

     The following table sets forth fixed and adjustable rate loans as of June 30, 1998 in terms of interest rate sensitivity.


================================================================================

                        Within 1                     After 5
                          Year      1 to 5 Years      years       Total
                        --------    ------------     -------      -----
--------------------------------------------------------------------------------

                             (In Thousands)
--------------------------------------------------------------------------------


Loans with fixed rate   $    868        $ 2,236       $ 390     $ 3,494
--------------------------------------------------------------------------------

Loans with
  adjustable rate         19,385          1,324           0      20,709
                        --------        -------       -----     -------
--------------------------------------------------------------------------------
                        $ 20,253        $ 3,560       $ 390     $24,203
                        ========        =======       =====     =======
================================================================================


ASSET QUALITY

     The Company's principal earning assets are its loans. Inherent in the lending function is the risk of the borrower's inability to repay their loan under its existing terms. Risk elements include non-accrual loans, past due and restructured loans, potential problem loans, loan concentrations and other real estate.

     Non-performing assets include loans that are not accruing interest (non-accrual loans) as a result of principal or interest being in default for a period of 90 days or more. When a loan is classified as non-accrual, interest accruals discontinue and all past due interest, including interest applicable to prior years, is reversed and charged against current income. Until the loan becomes current, any payments received from the borrower are applied to outstanding principal until such time as management determines that the financial condition of the borrower and other factors merit recognition of such payments as interest.

     The Company attempts to minimize overall credit risk through loan diversification and its loan approval procedures. The Company's due diligence begins at the time a borrower and the Company begin to discuss the origination of a loan. Documentation, including a borrower's credit history, materials establishing the value and liquidity of potential collateral, the purpose of the loan, the source and timing of the repayment of the loan, and other factors are analyzed before a loan is submitted for approval. Loans made are also subject to periodic review.


     During the period ended June 30, 1998, the Company's non-accrual loans increased by $611,000 to $707,000 at June 30, 1998 from $96,000 at December 31, 1997. This increase is substantially attributable to the placement of a single loan with a balance of $516,000 on non-accrual status. This loan is subject to a workout agreement, and management believes that the loan is adequately secured and does not anticipate that the Company will incur a material loss on this credit.


     The following table sets forth information concerning The Company's non-performing assets as of the dates indicated:

                              NON-PERFORMING LOANS

================================================================================


                                       June 30        December 31
--------------------------------------------------------------------------------
                                   1998    1997     1997      1996
                                   ----    ----     ----      ----
--------------------------------------------------------------------------------
                                                     (In Thousands)
--------------------------------------------------------------------------------

Non-accrual loans .............    $707    $278     $ 96      $248
--------------------------------------------------------------------------------

Other real estate owned .......      24      --       24        --
--------------------------------------------------------------------------------
Total non-performing
  assets(1) ...................     731     278      120       248
--------------------------------------------------------------------------------
Non-accrual loans to
  total loans .................    2.93%   1.30%    0.41%     1.33%
--------------------------------------------------------------------------------
Non-performing assets
  to total assets .............    1.45%   0.64%    0.25%     0.57%
--------------------------------------------------------------------------------
Allowance for possible
  loan losses as a
  percentage of
  non-performing assets .......   58.96% 129.50%  315.00%   147.18%
================================================================================

(1) Excludes loans past due 90 days or more and still accruing interest of approximately $290,000, $50,000, $213,000, and $48,000 at June 30, 1998,
     and 1997 and December 31, 1997 and 1996, respectively.

     If the above-described non-accruing loans had been current, the Company's interest income would have increased by $4,000, and $5,000 for the six month periods ended June 30, 1998 and 1997, respectively, and $11,000 and $5,000, for the years ended December 31, 1997 and 1996, respectively.


     At the dates indicated in the above table, there were no concentration of loans exceeding 10% of the Company's total loans and the Company had no foreign loans.

ALLOWANCE FOR LOAN LOSSES


     The Company attempts to maintain an allowance for loan losses at a sufficient level to provide for potential losses in the loan portfolio. Loan losses are charged directly to the allowance when they occur and any recovery is credited to the allowance. Risks within the loan portfolio are analyzed on a continuous basis by the Company's officers, by outside, independent loan review auditors and by the Company's Loan Committee. A risk system, consisting of multiple grading categories, is utilized as an analytical tool to assess risk and appropriate reserves. Along with the risk system, management further evaluates risk characteristics of the loan portfolio under current and anticipated economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors management feels deserve recognition in establishing an appropriate reserve. These estimates are reviewed at least quarterly, and, as adjustments become necessary, they are realized in the periods in which they become known. Additions to the allowance are made by provisions charged to expense and the allowance is reduced by net charge-offs (i.e. - loans judged to be uncollectible and charged against the reserve, less any recoveries on such loans). Although management attempts to maintain the allowance at a level deemed adequate, future additions to the allowance may be necessary based upon changes in market conditions. In addition, various regulatory agencies periodically review the Company's allowance for loan losses. These agencies may require the Company to take additional provisions based on their judgments about information available to them at the time of their examination. See "Prospectus Summary - Admiralty Bancorp, Inc. - Management Strategy" for a description of the effect of lifting the C & D in the first half of 1998 on the Company's provision of its allowance for loan losses.

     The Company's allowance for possible loan losses totaled $431,000, $360,000, $378,000 and $365,000 at June 30, 1998 and 1997, December 31, 1997
and 1996, respectively.


     The following is a summary of the reconciliation of the allowance for loan losses for the periods presented.

================================================================================
                                Six Months
                                 Ended                Year Ended
                                June 30,            December 31
--------------------------------------------------------------------------------
                             1998     1997       1997        1996
                             ----     ----       ----        ----
--------------------------------------------------------------------------------

                                               (Dollars In Thousands)
--------------------------------------------------------------------------------

Balance at Beginning of
  Period .................  $ 378     $365       $ 365      $ 344
--------------------------------------------------------------------------------

Charge-Offs: .............
--------------------------------------------------------------------------------

Commercial and
  industrial..............      5      221         340        283
Real estate...............     --       74         104          3
Consumer..................     --       --           3         --
                             ----     ----        ----       ----
                                5      295         447        286
--------------------------------------------------------------------------------

Recoveries................      3        3          25         10
--------------------------------------------------------------------------------
Net Charge Offs: .........  $   2     $292        $422      $ 276
--------------------------------------------------------------------------------

Provision Charged to
  Expense.................  $  55     $287        $435       $297
--------------------------------------------------------------------------------

Balance of Allowance at
  End of Period...........    431      360        $378       $365
                             ====     ====        ====       ====
--------------------------------------------------------------------------------

Ratio of Net Charge-Offs
  to Average Loans
  Outstanding.............      0.01%    1.43%       2.02%      1.41%
--------------------------------------------------------------------------------

Balance of Allowance at
  Period-End as a % of
  Loans at Period End.....      1.78%    1.69%       1.63%      1.96%
================================================================================

     The following table sets forth, for each of the Company's major lending areas, the amount and percentage of the Company's allowance for loan losses attributable to such category, and the percentage of total loans represented by such category, as of the periods indicated:

             ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES BY CATEGORY

================================================================================
                                                      December 31
--------------------------------------------------------------------------------


                         June 30, 1998           1997             1996
--------------------------------------------------------------------------------

                                                  (Dollars in Thousands)
--------------------------------------------------------------------------------

                                 % of all           % of all           % of all
                         Amount    Loans    Amount   Loans     Amount    Loans
--------------------------------------------------------------------------------

Balance Applicable to:
--------------------------------------------------------------------------------

Commercial and
  Industrial               $166       25%     $105     26%      $118      29%
--------------------------------------------------------------------------------

Real Estate:
--------------------------------------------------------------------------------

Non-Residential
  Properties                235       68%     175      61%       140      60%
--------------------------------------------------------------------------------

Residential Properties       18        3%      35       7%        35       8%
--------------------------------------------------------------------------------

Construction                  1       --        4       2%         5      --%
--------------------------------------------------------------------------------

Consumer                      4        4%       5       4%         4       3.0%
--------------------------------------------------------------------------------

Subtotal                    424      100%     324     100%       302     100%
                            ---      ----     ---     ----       ---     ----
--------------------------------------------------------------------------------

Unallocated Reserves          7        --      54      --         63      --
--------------------------------------------------------------------------------
Total                      $431       100%   $378     100%      $365     100%
                            ===       ====   ====     ====      ====     ====
================================================================================

INVESTMENT SECURITIES

     The Company maintains an investment portfolio to fund increased loan demand or decreased deposits and other liquidity needs and to provide an additional source of interest income. The portfolio is composed primarily of U.S. Treasury Securities and obligations of U.S. Government agencies and government sponsored entities, including collateralized mortgage obligations issued by such agencies and entities, and to a lesser extent collateralized mortgage obligations issued by non-public entities. As a Federal Reserve Member Bank, the Bank also holds stock in the Federal Reserve Bank of Atlanta.

     The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115), effective January 1, 1994. Under SFAS 115, securities are classified as securities held to maturity based on management's intent and the Company's ability to hold them to maturity. Such securities are stated at cost, adjusted for unamortized purchase premiums and discounts. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities, which are carried at market value. Realized gains and losses and gains and losses from marking the portfolio to market value are included in trading revenue. Securities not classified as securities held to maturity or trading securities are classified as securities available for sale, and are stated at fair value. Unrealized gains and losses on securities available for sale are excluded from results of operations, and are reported as a separate component of stockholders' equity, net of taxes. Securities classified as available for sale include securities that may be sold in response to changes in interest rates, changes in prepayment risks, the need to increase regulatory capital or other similar requirement.


     Management determines the appropriate classification of securities at the time of purchase. At June 30, 1998, the Company's entire investment securities portfolio of $13.4 million was classified as available for sale.

     Investment securities at June 30, 1998 represent a decrease of $6.8 million, or 33.6%, over total investment securities of $20.2 million at December 31, 1997. This decrease in investment securities represents proceeds of maturing and called securities being invested in new loan originations and used to fund a reduction in deposits.


     At December 31, 1997, the majority of the Company's investment securities were held to maturity. Pursuant to the Change In Control, and as part of the purchase accounting adjustments made in connection with the transaction, securities were reclassified as available for sale.

     The following table sets forth the carrying value of the Company's securities portfolio as of the dates indicated.

     A comparative summary of securities available for sale for the periods presented is as follows (in thousands):

================================================================================


                                              Gross      Gross
                             Amortized     Unrealized  Unrealized    Market
                                Cost          Gains      Losses       Value
--------------------------------------------------------------------------------
June 30, 1998:
  U.S. Government and
  Agency Obligations ..     $  3,500          $ --       $ (8)       $ 3,492
--------------------------------------------------------------------------------
Mortgage Backed
  Securities ..........        9,961            --        (69)         9,892
--------------------------------------------------------------------------------
Other..................           14            --         --             14
--------------------------------------------------------------------------------
                            $ 13,475          $ --       $(77)       $13,398
                            ========          ====       ======      =======
--------------------------------------------------------------------------------

December 31, 1997:
  U.S. Government and
  Agency Obligations...     $  3,608          $ 16       $ (4)       $ 3,620
--------------------------------------------------------------------------------

December 31, 1996:
  U.S. Government and
  Agency Obligations...     $  8,979          $ 57       $(53)       $ 8,983
================================================================================


     A comparative summary of investment securities held to maturity for the periods presented is as follows (in thousands):


================================================================================

                                              Gross      Gross
                             Amortized     Unrealized  Unrealized    Market
                                Cost          Gains      Losses       Value
--------------------------------------------------------------------------------

December 31,  1997:
U.S. Government
  and Agency
  Obligations...            $ 16,561          $ 73       $(28)       $16,606
--------------------------------------------------------------------------------

December 31, 1996:
  U.S. Government
  and Agency
  Obligations...            $  8,478          $ 55       $(61)       $ 8,472
================================================================================


     The following table sets forth as of June 30, 1998 the maturity distribution of the Company's investment portfolio.

                                          MATURITY SCHEDULE OF INVESTMENT SECURITIES

-----------------------------------------------------------------------------------------------------------------------------------
                                One Year or Less   One to Five Years  Five to Ten Years  More than Ten Years          Total
-----------------------------------------------------------------------------------------------------------------------------------
                                Carrying Average  Carrying    Average  Carrying Average  Carrying  Average    Carrying     Average
                                 Value    Yield     Value       Yield   Value    Yield      Value    Yield      Value        Yield
-----------------------------------------------------------------------------------------------------------------------------------


U.S.
Government
  and Agency
  Obligations                      --         --   $3,493       5.83%     --       --         --      --       $  3,493      5.83%
-----------------------------------------------------------------------------------------------------------------------------------
Mortgaged
  Backed
  Securities                    6,243       6.27%   2,512       6.45%    659     6.73%       478    6.73       $  9,892      6.54%
-----------------------------------------------------------------------------------------------------------------------------------
Other                              --         --       --         -       --       --       $ 14     -- %      $     14  $   6.00%
-----------------------------------------------------------------------------------------------------------------------------------



     Gains from the sales of investment securities available for sale during the years ended December 31, 1997 and 1996 were $87,000 and $437,000, respectively. Gross gains of $87,000 and gross losses of $0 were realized on those sales in 1997. Securities with a carrying value of $3.1 million, $5.3 million and $5.0 million at June 30, 1998, December 31, 1997 and 1996 were pledged to secure public funds on deposit.


DEPOSITS


     Deposits are the Company's primary source of funds. During the first half of 1998, the Company's deposits declined by $1,965,000, or 4.6%, to $40,881,000 at June 30, 1998 from $42,776,000 at December 31, 1997. During the first half of 1998, the Company allowed higher rate certificates of deposit to run off since the funds were not needed to fund loan demand. Time deposits declined from $16.2 million at December 31, 1997 to $13.2 million at June 30, 1998, and the average rate paid on these deposits declined from 5.40% for the year ended December 31, 1997 to 5.33% for the six months ended June 30, 1998. The Company's cost of funds for the six months ended June 30, 1998 was 2.78%, compared to 2.95% for the year ended December 31, 1997. The Company experienced an increase in average deposit balances of $3,673,000, or 10.0%, to $40,452,000 for the year ended December 31, 1997 from average deposits or $36,779,000 for the year ended December 31, 1996. The year-to-year growth was accomplished through increased marketing of the Bank and its products. Among the increase in deposits, average savings, N.O.W. and money market accounts grew to $13,502,000, an increase of $1,182,000, or 9.6%, over the average for the year ended December 31, 1996. The aggregate amount of average non-interest-bearing deposits was 25% and 24% during 1997 and 1996, respectively, of average total deposits. The Company has no foreign deposits, nor are there any material concentrations of deposits.


The following table sets forth the average amounts of various types of deposits for each of the periods indicated:


================================================================================
                             June 30,                December 31,
--------------------------------------------------------------------------------
                               1998               1997             1996
--------------------------------------------------------------------------------
                                            (Dollars in Thousands)
--------------------------------------------------------------------------------
                                  Average            Average          Average
                          Amount   Yield    Amount    Yield   Amount   Yield
--------------------------------------------------------------------------------
Non-Interest Bearing
Demand                   $10,998     --    $10,091      --   $ 8,807    --
--------------------------------------------------------------------------------
Interest-Bearing Demand    5,912   1.23%     5,149    1.43%    4,126   1.47%
--------------------------------------------------------------------------------
Savings Deposit           10,153   2.68%     8,353    2.49%    8,194   2.37%
--------------------------------------------------------------------------------
Time Deposits             13,987   5.33%    16,859    5.40%   15,652   5.43%
                          ------            ------            ------
--------------------------------------------------------------------------------
Total                    $41,050           $40,452           $36,779
                         =======           =======           =======
================================================================================

     The Company does not actively solicit short-term deposits of $100,000 or more because of the liquidity risks posed by such deposits. The following table summarizes the maturity distribution of certificates of deposits of denominations of $100,000 or more as of June 30, 1998.


Time Deposits ($100,000 and over)
                                                                  (In Thousands)


Three months or less ..........................................           $  225
Over three months through nine months .........................              308
Over nine months through twelve months ........................              332
Over twelve months ............................................              683
                                                                          ------
        Total .................................................           $1,548
                                                                          ======

INTEREST RATE RISK MANAGEMENT

     Interest rate risk management involves managing the extent to which interest-sensitive assets and interest-sensitive liabilities are matched. Interest rate sensitivity is the relationship between market interest rates and earnings volatility due to the repricing characteristics of assets and liabilities. The Company's net interest income is affected by changes in the level of market interest rates. In order to maintain consistent earnings performance, the Company seeks to manage, to the extent possible, the repricing characteristics of its assets and liabilities.

     The ratio between assets and liabilities repricing in specific time intervals is referred to as an interest rate sensitivity gap. Interest rate sensitivity gaps can be managed to take advantage of the slope of the yield curve as well as forecasted changes in the level of interest rate changes.

     One major objective of the Company when managing the rate sensitivity of its assets and liabilities is to stabilize net interest income. The management of and authority to assume interest rate risk is the responsibility of the Company's Asset/Liability Committee ("ALCO"), which is comprised of senior management and Board members. The process to review interest rate risk management is a regular part of management of the Company. Consistent policies and practices of measuring and reporting interest rate risk exposure, particularly regarding the treatment of noncontractual assets and liabilities, are in effect. In addition, there is an annual process to review the interest rate risk policy with the Board of Directors which includes limits on the impact to earnings from shifts in interest rates.

     To manage the interest sensitivity position, an asset/liability model called "gap analysis" is used to monitor the difference in the volume of the Company's interest sensitive assets and liabilities that mature or reprice within given periods. A positive gap (asset sensitive) indicates that more assets reprice during a given period compared to liabilities, while a negative gap (liability sensitive) has the opposite effect. The Company employs computerized net interest income simulation modeling to assist in quantifying interest rate risk exposure. This process measures and quantifies the impact on net interest income through varying interest rate changes and balance sheet compositions. The use of this model assists the ALCO to gauge the effects of the interest rate changes on interest sensitive assets and liabilities in order to determine what impact these rates changes will have upon the net interest spread.

     At June 30, 1998, the Company maintained a one year negative cumulative gap of $1,398,000 million or 2.8% of total assets.



                                                    Interest Sensitivity Gap at June 30, 1998
                                              ------------------------------------------------------
                                              3 months    3 through   1 through    Over
                                              or less     12 months    3 years    3 years     Total
                                              --------    ---------   ---------   -------    -------
                                                               (Dollars in Thousands)
Cash and cash equivalents..................   $  6,503     $   --      $   --      $  --     $ 6,503
Investment securities(1)(2)................      1,663       4,579       7,142        296     13,680
Loans(2)...................................     20,373         446       3,384        --      24,203
Fixed and other assets.....................        --          --          --       6,109      6,109
                                              --------     -------     -------     ------    -------
    Total assets...........................   $ 28,539     $ 5,025     $10,526     $6,405    $50,495
                                              ========     =======     =======     ======    =======
Non interest-bearing transaction deposits..   $ 11,807     $   --      $   --      $  --     $11,807
Interest-bearing transaction deposits......     15,764         --          --         --      15,764
Time.......................................      1,663       5,728       5,849        --      13,240
Other liabilities..........................        --          --          --       1,417      1,417
                                              --------     -------     -------     ------    -------
    Total..................................   $ 29,234     $ 5,728     $ 5,849     $1,417    $42,228
                                              ========     =======     =======     ======    =======
Interest sensitivity gap...................   $   (695)    $  (703)    $ 4,677     $4,988
                                              ========     =======     =======     ======
Cumulative gap.............................   $   (695)    $(1,398)    $ 3,279     $8,267
                                              ========     =======     =======     ======
Cumulative gap to total assets.............      (1.38%)     (2.77%)      6.49%     16.37%
                                                 =====       =====        ====      =====


----------

(1)  Gross of unrealized gains/losses on available for sale securities.

(2) Investments and loans are included in the earlier of the period in which interest rates were next scheduled to adjust or the period in which they are due. In addition, loans were included in the periods in which they are scheduled to be repaid based on scheduled amortization. For amortizing loans and mortgage-backed securities, annual prepayment rates are assumed reflecting historical experience as well as management's knowledge and experience of its loan products.

LIQUIDITY

     The Company's liquidity is a measure of its ability to fund loans, withdrawals or maturities of deposits and other cash outflows in a cost-effective manner. The Company's principal sources of funds are deposits, scheduled amortization and prepayments of loan principal, sales and maturities of investment securities and funds provided by operations. While scheduled loan payments and maturing investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.


     The Company's total deposits equaled $40.8 million, $42.8 million and $39.8 million as of June 30, 1998 and December 31, 1997 and 1996, respectively. The funds provided by deposits during these years have been more than sufficient to provide for the Company's lending demand.


     Through the Company's investment portfolio the Company has generally sought to obtain a safe yet slightly higher yield than would have been available to the Company as a net seller of overnight Federal Funds while still maintaining liquidity. Through its investment portfolio, the Company also attempts to manage its maturity gap by seeking maturities of investments which coincide as closely as possible with maturities of deposits. The Company's investment portfolio also includes securities held for sale to provide liquidity for anticipated loan demand and other liquidity needs.

     Management believes that the Company's current sources of funds provide adequate liquidity for the current cash flow needs of the Company.

CAPITAL

     A significant measure of the strength of a financial institution is its capital base. The Bank's federal regulators have classified and defined capital into the following components: (1) Tier I capital, which includes tangible shareholders' equity for common stock and qualifying preferred stock, and (2) Tier II capital, which includes a portion of the allowance for possible loan losses, certain qualifying long-term debt and preferred stock which does not qualify for Tier I capital. Minimum capital levels are regulated by risk-based capital adequacy guidelines which require a financial institution to maintain certain capital as a percent of its assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets.) A financial institution is required to maintain, at a minimum, Tier I capital as a percentage of risk-adjusted assets of 4.0% and combined Tier I and Tier II capital as a percentage of risk-adjusted assets of 8.0%.

     In addition to the risk-based guidelines, the federal regulators require that a financial institution which meets the regulators' highest performance and operation standards maintain a minimum leverage ratio (Tier I capital as a percentage of tangible assets) of 3%. For those institutions with higher levels of risk or that are experiencing or anticipating significant growth, the minimum leverage ratio will be proportionately increased. Minimum leverage ratios for each bank are evaluated through the ongoing regulatory examination process.

     The Company's federal regulators impose capital standards on bank holding companies which are substantially similar to those imposed upon the Bank. However, provided the Company's total assets are less than $150 million, these standards are applied on a bank only basis.


     The following table summarizes the Bank's risk-based and leverage capital ratios at June 30, 1998, as well as the required minimum regulatory capital ratios:


===============================================================================
                                CAPITAL ADEQUACY
--------------------------------------------------------------------------------


                                                                  To Be Well
                                                For Capital    Capitalized Under
                                                 Adequacy      Prompt Corrective
                               Actual            Purposes      Action Provisions
--------------------------------------------------------------------------------
                         Amount    Ratio     Amount   Ratio     Amount   Ratio
--------------------------------------------------------------------------------
                                  (in thousands, except percentages)
Total Capital
  (to risk-weighted
  assets)              $  4,845    16.11%  $  2,405    8.00%  $  3,007   10.0%
--------------------------------------------------------------------------------
Tier I Capital
  (to risk-weighted
  assets)                 4,468    14.86%     1,203    4.00%     1,804    6.00%
--------------------------------------------------------------------------------
Tier I Capital
  (to average assets)     4,468     9.74%     1,830    4.00%     2,288    5.00%
===============================================================================



IMPACT OF INFLATION AND CHANGING PRICES

     The consolidated financial statements of the Company and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Company are monetary. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

RECENTLY ISSUED ACCOUNTING STANDARDS

     Accounting For Earnings Per Share. In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 establishes standards for computing and presenting Earnings Per Share (EPS) and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, "Earnings Per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

     SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. This statement requires restatement of all prior-period EPS data presented. The Company adopted the statement effective period end December 31, 1997.

     Reporting of Comprehensive Income. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting of Comprehensive Income" ("SFAS 130"), which establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company does not anticipate that preparation of disclosure to comply with SFAS 130 will have material effect on the Company's financial statements.

     Disclosure About Segments and Related Information. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that such enterprises report selected information about operating segments in interim financial reports issued to shareholders.

     This statement also establishes standards for related disclosures about products and services, geographical areas, and major customers. This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments. This statement is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. The Company does not anticipate that the preparation of disclosure to comply with SFAS 131 will have a material effect on the Company's financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activity." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative (gains and losses) depends on the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application is permitted only as of the beginning of any fiscal quarter. The Company is currently reviewing the provisions of SFAS No. 133. But does not anticipate the new provisions will have material effect on the Company's financial statements.

YEAR 2000 COMPLIANCE


     Rapid and accurate data processing is essential to the Company's operations. Many computer programs that can only distinguish the final two digits of the year entered (a common programming practice in prior years) are expected to read entries for the Year 2000 as the year 1900 or as zero and incorrectly attempt to compute payment, interest, delinquency and other data. The Company has been evaluating both information technology (computer systems) and non-information technology systems (e.g., vault timer, electronic door lock and heating, ventilation and air conditioning control). The Company has examined all of its non-information technology systems and has either received certifications of Year 2000 compliance for systems controlled by third party providers or determined that the systems should not be impacted by the Year 2000. The Company expects to further test the systems it controls and receive third party certifications, when appropriate, that these systems will continue to function. The Company does not expect any material costs to address its non-information technology systems and has not had any material costs to date. The Company has determined that the information technology systems it currently uses have substantially more Year 2000 risk than the non-information technology systems the Company uses. The Company has evaluated its information technology systems risk in three areas: (1) its own computers, (2) computers of others used by its borrowers, and (3) computers of others who provide the Company with data processing.

     The Company's Computers. The Company expects to spend approximately $300,000 through November 30, 1998 to upgrade its computer systems, primarily through the purchase of new hardware. This upgrade was necessary to accommodate the planned expansion of the Bank, and is not necessitated as part of the Company's Year 2000 remediation efforts. However, these new systems will be Year 2000 compliant. The Company does not expect to have material costs to address this risk area after November 30, 1998. At June 30, 1998, none of the estimated $300,000 had been expensed.

     Computers of Others Used by Borrowers. The Company has evaluated most of its borrowers and does not believe that the Year 2000 problem should, on an aggregate basis, impact their ability to make payments to the Bank. The Company believes that most of its individual borrowers are not dependent on their home computers for income and none of the Bank's commercial borrowers are so large that a Year 2000 problem would render them unable to collect revenue or rent and, in turn, continue to make loan payments to the Bank. The Company does not expect any material costs to address this risk area.

     Computers of Others Who Provide the Company With Data Processing. This risk is primarily focused on one third party service bureau that provides virtually all of the Bank's data processing. This service bureau is not Year 2000 compliant but has advised the Company that it expects to be compliant before the year 2000. If this problem is not solved before the year 2000, the Company would likely experience significant delays, mistakes or failures. These delays, mistakes or failures could have a significant impact on the Company's financial condition and results of operations.

     Contingency Plan. The Company is monitoring its service bureau to evaluate whether the Company's data processing system will fail. The Company is being provided with periodic updates on the status of testing and upgrades being made by the service bureau. If the Company's service bureau fails, the Company will attempt to locate an alternative service bureau that is Year 2000 compliant or the Company will contract with the same vendor of its software system (which is Year 2000 compliant) to utilize this software on the Company's own in-house hardware system. If the Company is unsuccessful, the Company will enter deposit and loan transactions by hand in its general ledger and computer loan payments and deposit balances and interests with its existing computer system. The Company can do this because of its relatively small number of loan and deposit accounts and would expand its internal bookkeeping system. The Company's computer systems are independently able to generate labels and mailings for all of the Company's customers. If this labor intensive approach becomes necessary, management and the Company's employees will become much less efficient. However, the Company believes that it would be able to operate in this manner indefinitely, until the Company's existing service bureau, or their replacement, is able to again provide data processing services. If very few financial institution services bureaus were operating in the Year 2000, the Company's replacement costs, assuming it could negotiate an agreement, could be material.



                                    THE BANK

GENERAL


     The Bank is a Florida state chartered bank which opened for business in 1987. The+ Bank operates through its main office located in Palm Beach Gardens and three branch offices located in

Juno Beach, Boca Raton and Jupiter, Florida. Recently, the Bank applied for regulatory approval to open its fourth office in Boca Raton.


     The Bank is a community-oriented, full service commercial bank providing commercial and consumer financial services to businesses and individuals in its northern Palm Beach County trade area. See "Primary Trade Area" below.

     Due to losses incurred on the Bank's loan portfolio and investment securities portfolio, as well as certain other regulatory concerns, the Bank entered into the C&D with the Florida Department of Banking and Finance and the Federal Reserve Bank of Atlanta in January, 1992.

DEPOSITS

     The Bank offers a full range of depository products and is competitive in structuring the terms (e.g., interest rates, minimum balances, etc.) of the deposit accounts as part of its strategy to gain deposits in its primary trade area. In spite of this effort, the Bank believes that its cost of funds is lower than the average costs experienced by its competitors.

LOANS

     The Bank lends funds to individuals and businesses for personal and commercial purposes. Most of the Bank's commercial loans, i.e., those for business purposes, have floating rates tied to the Bank's prime rate. Typically, the Bank's commercial loans are secured by business assets, personal guarantees of the principals of closely-held businesses and often by the personal assets of such principals. The loans are primarily made to small and mid-sized businesses in the Bank's trade area. The Bank believes that it can attract commercial borrowers by providing competitive rates, superior service, local decision-making and flexibility in loan structure. The Bank's Board of Directors believes that small and mid-sized businesses are not always of primary importance to larger banking institutions for commercial lending purposes, whereas such businesses represent the main portion of the commercial loan business for the Bank.


     The Bank has and will continue to emphasize adjustable rate loans. As of June 30, 1998, total loans were $24.2 million of which 24.8% were commercial and industrial, 68.2% were real estate, non-residential, 2.8% were loans secured by residential properties, 0.4% were construction loans, and 3.7% were consumer loans.

     Fixed rate loans as of June 30, 1998 totaled $3.5 million, of which 25.0% were commercial and industrial, 29.4% were real estate, non-residential, 20.8% were loans secured by residential properties, 2.6% were construction loans, and 22.3% were consumer loans.

     Commercial and Industrial Loans: As of June 30, 1998, the Bank had $6.0 million in commercial and industrial loans with risks generally associated with economic conditions in the Bank's Florida trade area and a potential rise in interest rates. The Bank underwrites these loans based on the credit history of the borrowers, a demonstrated ability to repay the loan, favorable collateral and personal guarantees. Lines of credit are reviewed at least annually and term loans depend on the purpose and identified source of repayment.

     Real Estate, Non-Residential Loans: As of June 30, 1998 the Bank had $16.5 million in Real Estate Non-Residential loans. The risks involved with these loans are associated with economic conditions in the Bank's Florida trade area, a potential rise in interest rates and potential dramatic decreases in real estate values. The Bank underwrites these loans based on loan to value ratios generally not exceeding 80%, a favorable debt coverage ratio based on current or projected cash flow and generally requires personal guarantees of principals.

     Residential Property: As of June 30, 1998, the Bank had $684,000 in loans secured by residential properties. The risks involved with these loans are associated with the personal financial condition of the borrowers and potential dramatic decreases in real estate values. The Bank underwrites these loans generally not exceeding 90% of the property value to borrowers based on the borrowers' credit history and a demonstrated sufficient repayment ability.

     Construction Loans: As of June 30, 1998, the Bank had $101,000 in construction loans. The risks associated with these loans involve cost of completion, economic conditions in Florida, repayment ability, a potential rise in interest rates and potential dramatic decreases in property values. The Bank underwrites these loans based on loan to values generally not exceeding 80%, projected debt coverage ratios, and personal guarantees of principals.

     Consumer Loans: As of June 30, 1998, these loans totaled $900,000. The risks associated with these loans involve potential decreases in the borrowers' income and loss or damage of the collateral. The Bank underwrites these loans based upon the credit history of the borrower and a demonstrated ability to repay the loan.



     In addition, the Bank has been very active in providing loans to small businesses through the United States Small Business Administration ("SBA") guaranteed loan program. Under the SBA program, loans are available to small businesses which meet certain criteria. Generally, 75% of the principal of the loan to a qualified business may be guaranteed by the United States government. The Bank sells the guaranteed portion of its SBA loans into the secondary market and derives premium income from such sales. The Bank's ability to offer SBA loans on an ongoing basis is dependent upon, among other factors, appropriation of funds by the Federal government to the SBA program. Historically, the Bank has originated SBA guaranteed loans through a network of third-party brokers. Under its arrangements with these brokers, the Bank would pay a commission fee on closed loans. Management of the Company intends to de-emphasize the origination of SBA guaranteed loans, and particularly the use of third-party brokers, and focus the Bank's lending activities on more traditional commercial loans.

     The Bank grants both secured and unsecured consumer loans to finance the purchase of automobiles, durable goods or for any worthwhile purpose. The Board of Directors believes that the Bank's competitive interest rates and superior service (which includes, among other things, convenience, personal attention and prompt local decision-making) are important competitive factors in attracting personal loans from credit-worthy consumers.

     The Bank also makes residential and commercial mortgage loans. Commercial real estate transactions have generally been limited to owner-occupied commercial properties.

OTHER ACTIVITIES

     The Bank also derives income from investments in securities, typically obligations of the United States Government and government agencies. The Bank also provides a variety of financial services to its customers including wire transfers, issuing money orders and travelers checks, accepting direct deposit of payroll and of federal recurring payments, and issuing both standby and commercial letters of credit.

LEGAL PROCEEDINGS

     From time to time, the Bank may be a plaintiff or defendant in various legal proceedings in the normal course of its business. The Bank is not presently a defendant in any legal proceeding and, to the knowledge of the Board of Directors, there are no threatened actions or proceedings which would have a material adverse effect on the financial position or results of operations of the Bank.

PRIMARY TRADE AREA

     The Bank's primary trade area at present encompasses northern Palm Beach County, Florida. Through the mid-1990s, Palm Beach County has experienced rapid growth, showing a rate of population growth of nearly 50% from 1980 through 1990, with the population growing from 576,863 to an estimated 1996 population of 980,000. The County's primary employers include service providers and retail trade companies along with some light manufacturing. Major employers within Palm Beach County include Pratt & Whitney, Marquette Medical Systems, Philips Components, Siemens, Motorola, Sony USA and W.R. Grace & Co. Palm Beach County's unemployment rate has declined since the early 1990s, and average annual earnings in the West Palm Beach - Boca Raton area have grown at an annual rate of 8.4% from 1984 through 1994.

COMPETITION

     The Bank is located in an extremely competitive environment. The Bank's trade area is already serviced by major regional banks, large thrift institutions and by a variety of credit unions. Most of the Bank's competitors have substantially more capital and therefore greater lending limits than the Bank. The Bank's competitors generally have established positions in the trade area and have greater resources than the Bank with which to pay for advertising, physical facilities, personnel and interest on deposited funds.

PHYSICAL FACILITIES

     The Bank leases its main office in Palm Beach Gardens and its two branch offices in Juno Beach and Jupiter, Florida. The following table sets forth certain information regarding these leases:

--------------------- ------------------ ------------------- ------------------

      LOCATION           SQUARE FEET       MONTHLY RENTAL          TERM

--------------------- ------------------ ------------------- ------------------

Palm Beach Gardens          7,930             $ 13,204       October 31, 2003
--------------------- ------------------ ------------------- ------------------

Juno Beach                  2,508                4,719       December 31, 2000
--------------------- ------------------ ------------------- ------------------

Jupiter                     1,500                2,054         June 15, 1999
--------------------- ------------------ ------------------- ------------------

     In addition, the Bank has received regulatory approval to open a new office in Boca Raton, Florida, and is currently finalizing the terms of the lease agreement for this facility. As proposed, the lease will be for a term of 20 years, with four renewal options of five years each. The base rent will be $143,000 per year. See "Management -- Transactions with Management."

PERSONNEL

     The Bank currently employs 34 full time employees, and anticipates hiring approximately seven additional employees as it continues to implement its business strategy. Other than the employment agreement with Mr. Kellogg, the Bank has no written employment agreements with its officers and employees. Obtaining and retaining well-trained and qualified personnel may require the Bank to pay salaries at or above those currently paid by competitors.

                                   MANAGEMENT

BOARD OF DIRECTORS

     The direction and control of Admiralty is vested in its Board of Directors, which pursuant to its bylaws must consist of not less than 3 nor more than 25 persons with the exact number to be determined by the Board from time to time. Admiralty currently has ten (10) Directors. The term of each director is three years, and the Board is divided into three classes, with one class standing for election at each Annual Meeting. See, "Anti-Takeover Provisions -- Classified Board of Directors."

     The following sets forth certain information regarding Admiralty's
Directors:

     BRUCE A. MAHON, 67 - CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. Mahon was formerly the Chairman of the Board of Carnegie Bancorp and had been Chairman of the Board of Carnegie Bank, NA since its inception in 1988. Carnegie Bank, NA is a commercial bank headquartered in Princeton, New Jersey. In July, 1998, Carnegie Bancorp was acquired by Sovereign Bancorp of Wyomissing, Pennsylvania. Mr. Mahon is also the past President of the McCay Corporation as well as the past President of Trenton Wine & Spirits. He has an extensive background in public service, including service as the former Director of Finance for Burlington County, New Jersey, former Burlington County Freeholder, and a former Member of the Delaware Valley Regional Planning Board.

     MICHAEL E. GOLDEN, 54 - VICE CHAIRMAN OF THE BOARD. Mr. Golden is the Chairman of the Board and CEO of First Colonial Securities Group, Inc., a full service investment brokerage and the managing Underwriter. Mr. Golden was also the Vice Chairman of the Board of Carnegie Bancorp since its inception in 1988. Prior to 1990, Mr. Golden was Senior Vice President of Smith Barney Harris Upham & Company, Inc. Mr. Golden is a Director of the Cooper Hospital of Camden, New Jersey, a Director of the Palm Beach Jewish Federation, Director of the Donna Klein Jewish Academy of Boca Raton, Florida and Chairman of KidAcademy Learning Centers.

     LESLIE E. GOODMAN, 55, DIRECTOR. Mr. Goodman is currently an executive officer with the Eagle Group, Inc., a New Jersey based real estate development firm. Prior to his retirement, Mr. Goodman was a senior executive officer with First Union National Bank, and, prior to its acquisition by First Union, First Fidelity Bank and its predecessors, for more than 30 years. Mr. Goodman has served for over 20 years as President and Chief Executive Officer of various financial institutions in New Jersey, including the First National State Bank of Central New Jersey, Fidelcor, Inc., Fidelity Bank, N.A., New Jersey, and First Fidelity Bank, N.A., New

Jersey. In addition, after the acquisition of First Fidelity Bank by First Union National Bank, Mr. Goodman served as the President for First Union National Bank's North Jersey area. Mr. Goodman is also a licensed attorney in the State of New Jersey and the Commonwealth of Pennsylvania.

     THOMAS L. GRAY, JR., 53, DIRECTOR. Mr. Gray was formerly the President, Chief Executive Officer and member of the Board of Carnegie Bancorp. Prior to forming Carnegie in 1988, Mr. Gray served for five years as President and CEO of Peoples National Bank of Denville, New Jersey. He served in that same capacity at Lafayette Bank & Trust Company of Bridgeport Connecticut for ten years, and was a National Bank Examiner for the OCC for six years. Mr. Gray has over 30 years of experience in the banking industry.


     SIDNEY L. HOFING, 63, DIRECTOR. Mr. Hofing has been the President of the Eagle Group, a New Jersey based real estate development company for over five
(5) years and is also the Chairman of the Board of New General Packaging Service, Inc., a pharmaceutical packaging company. Mr. Hofing also serves on the Board of Yardville National Bank, a national bank headquartered in Yardville, New Jersey. Mr. Hofing is a licensed attorney in both Pennsylvania and New Jersey.

     PETER L.A. PANTAGES, 43, DIRECTOR. Mr. Pantages has been the President of McCay Real Estate Group, a real estate sales, management and development company for over five (5) years. Mr. Pantages is a licensed real estate broker and financial consultant, and has extensive experience in real estate financing. He is also an active investor in banks.


     RICHARD P. ROSA, 46, DIRECTOR AND CHIEF FINANCIAL OFFICER. Mr. Rosa was formerly the Chief Financial Officer of Carnegie Bancorp since April, 1995. Prior joining Carnegie Bancorp, Mr. Rosa was the Chief Financial Officer of Lakeland First Financial Group, Inc., the parent company of Lakeland Savings Bank, Succasunna, New Jersey, for four years. Prior to his service at Lakeland, Mr. Rosa served for seven years as Senior Vice President and Treasurer of United Jersey Bank/Northwest, Randolph, New Jersey and also has seven years of bank auditing experience, and is a Certified Bank Auditor. Mr. Rosa has an MBA from Rutgers University Graduate School of Business Administration in accounting.


     CRAIG A. SPENCER, 37, DIRECTOR. Mr. Spencer has been the President and Chief Executive Officer of The Arden Group, Inc., a real estate development company for over five (5) years. Mr. Spencer is also a licensed attorney and real estate broker in the Commonwealth of Pennsylvania. Mr. Spencer has extensive experience in the real estate industry, having previously served as a Vice President for Acquisitions for National Property Analysts of Philadelphia, Pennsylvania. Mr. Spencer also serves on the advisory board of XNDO, Inc.


     MARK A. WOLTERS, 37, DIRECTOR. Mr. Wolters was formerly a Director and the Executive Vice President of Carnegie Bancorp and served as an Executive Vice President of Carnegie Bank, NA since 1988. Mr. Wolters has been involved in the banking industry since 1978. Prior to joining Carnegie, Mr. Wolters served as the Senior Lending Officer of the Yardville National Bank where he was employed for six years. Prior to his service, Mr. Wolters was affiliated with the Central Jersey Bank and Trust.

     GEORGE R. ZOFFINGER, 50, DIRECTOR. Mr. Zoffinger is President and Chief Executive Officer of Constellation Capital Corp. Previously, Mr. Zoffinger was President and Chief Executive Officer of Value Property Trust, a New Jersey based real estate investment trust. Value Property Trust was merged with Wellford Properties, Inc. in February 1998. Previously, Mr. Zoffinger was Chairman of CoreStates New Jersey National Bank and President and Chief Executive Officer of Constellation Bancorp. Mr. Zoffinger has over 25 years experience in the banking industry and also served as Commissioner of the New Jersey State Department of Commerce and Chairman of the New Jersey Economic Development Authority.

     No Director of Admiralty is also a director of any company registered as an investment company under the Investment Company Act of 1940.

     The following sets forth certain information regarding members of the Bank's management who are not Directors of Admiralty:

     WARD KELLOGG, 39. Mr. Kellogg is the President and Chief Executive Officer of the Bank. Prior to joining the Bank, Mr. Kellogg served as Executive Vice President and Chief Credit Officer for 1st United Bank of Boca Raton, Florida from 1987 through 1998, when 1st United Bank was acquired by Wachovia Corporation. Mr. Kellogg received degrees in business administration and marketing from Florida International University. Mr. Kellogg has over 16 years of experience in the banking industry in the South Florida market.

     WILLIAM J. BURKE, 38. Mr. Burke is the Executive Vice President and Chief Operating Officer of the Bank. From 1994 through 1998, Mr. Burke was the Senior Vice President and Regional Senior Lending Officer of 1st United Bank of Boca Raton, Florida, until it was acquired by Wachovia Corporation. Previously, from 1989 through 1994, Mr. Burke was the Vice President for Commercial Lending for SouthEast Bank, which was acquired by First Union Corporation. Mr. Burke is a graduate of Florida International University. Mr. Burke has over 16 years of banking experience in the South Florida market.

     DENNIS GAVIN, 33. Mr. Gavin is the Senior Vice President and the Senior Lending Officer of the Bank. From 1994 through 1998, Mr. Gavin served as a Vice President of Commercial Lending for 1st United Bank of Boca Raton, Florida, until it was acquired by Wachovia Corporation. Prior to 1994, Mr. Gavin served as a Credit Administration Officer for Barnett Bank of Palm Beach County. Mr. Gavin has over 10 years of banking experience in the South Florida market.

     ANNE PADDOCK, 37. Ms. Paddock is the Senior Vice President -- Loan Administration of the Bank. From 1994 to 1998, Ms. Paddock was the Vice President of Commercial Lending for 1st United Bank, which was acquired by Wachovia Corporation. Previously, Ms. Paddock was a commercial loan officer with another Palm Beach County, Florida based financial institution. Ms. Paddock received an MBA from Duke University.


     JOHN KAPSIS, 50. Mr. Kapsis is the Senior Vice President -- Finance of the Bank. From 1991 through 1997, Mr. Kapsis was the Senior Vice President -- Accounting at 1st United Bank, which was acquired by Wachovia Corporation. He previously served as Chief Financial Officer and Vice President -- Corporate Accounting, respectively, at two other financial institutions. Mr. Kapsis is a graduate of the University of Illinois.

     SYLVIA R. WEBER, 36. Ms. Weber is the Senior Vice President in charge of operations of the Bank, and joined the Bank in November, 1993. Ms. Weber, an MBA from Southern Methodist University, Dallas, Texas, has an extensive background in operations and management in a variety of bank and bank related positions over 13 years.

STOCK OWNERSHIP OF DIRECTORS


     The following table sets forth certain information regarding beneficial ownership of the Admiralty's Class A Common Stock on (the "Class A Stock") and Class B Stock as of August 1, 1998 and, after giving effect to the Offering (assuming 1,100,000 shares of Class B Stock are sold), by (i) each person who is known to the Admiralty to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all officers and directors as a group. All persons listed have sole voting and investment power with respective to their shares unless otherwise indicated. As of June 30, 1998, the Company had 888,881 shares of its Class A Stock outstanding and 227,759 shares of its Class B Stock outstanding after giving effect to the recent 5% dividend declared on the Class A Common Stock paid in shares of Class B Common Stock, paid on July 21, 1998. Since the Class A Stock and the Class B Stock vote together as a single class, the following table does not present the classes separately.


-------------------------------------------------------------
                 SHARES BENEFICIALLY OWNED

-------------------------------------------------------------


       NAME(1)            NUMBER     PERCENTAGE  PERCENTAGE
                                      OWNERSHIP     AFTER
                                                  OFFERING
-------------------------------------------------------------
Bruce A. Mahon        108,784(2)(3)      9.5%        4.7%
-------------------------------------------------------------
Michael E. Golden      88,216(2)(4)      7.7%        3.9%
-------------------------------------------------------------
Leslie E. Goodman      40,125(2)(5)      3.6%        1.8%
-------------------------------------------------------------
Thomas L. Gray, Jr.    80,191(2)(5)      7.1%        3.6%
-------------------------------------------------------------
Sidney L. Hofing       66,375(2)(5)(6)   5.9%        2.9%
-------------------------------------------------------------
Peter L.A. Pantages    28,968(2)(5)(7)   2.6%        1.3%
-------------------------------------------------------------
Richard P. Rosa        25,207(2)(5)      2.3%        1.1%
-------------------------------------------------------------
Craig A. Spencer       50,625(2)(5)      4.5%        2.2%
-------------------------------------------------------------
Mark A. Wolters        25,207(2)(5)      2.3%        1.1%
-------------------------------------------------------------
George R. Zoffinger    19,625(2)(5)(8)   1.7%        0.9%
-------------------------------------------------------------
Ward Kellogg               --             --          --
-------------------------------------------------------------
All Directors and
Executive Officers
as a group (16
persons)              532,853           47.7%       24.0%
-------------------------------------------------------------


(1) The address of all persons is c/o Admiralty Bancorp, Inc., Inc., 2275 Highway 33, Suite 305, Hamilton Square, New Jersey 08690.

(2) Does not include 15,000 shares of Class B Stock purchasable upon the exercise of Warrants. These Warrants are not exercisable until January, 1999.

(3) Includes 30,000 shares of Class B Stock purchasable upon the exercise of stock options.

(4) Includes 24,000 shares of Class B Stock purchasable upon the exercise of stock options.

(5) Includes 13,875 shares of Class B Stock purchasable upon the exercise of stock options.

(6) Includes 20,000 shares hereby held by a limited partnership of which Mr. Hofing is a member.

(7)  Includes 2000 shares held in trust.

(8) These shares are held by a limited partnership of which Mr. Zoffinger is a member.

COMPENSATION OF THE BOARD OF DIRECTORS

     Members of the Board of Directors of the Company do not currently receive board fees for their services. However, members of the Board of Directors of the Bank who are not also employees of the Bank do receive $500 per board of director meeting. See "--Certain Transaction with Management."

COMPENSATION OF EXECUTIVE OFFICERS

     Mr. Bruce A. Mahon, Chairman of the Board of the Company, began receiving an annual salary of $50,000 in August, 1998.

     Effective July 1, 1998, Mr. Ward Kellogg was retained as President and Chief Executive Officer of the Bank. Pursuant to his employment agreement, Mr. Kellogg is to receive an annual salary of $125,000, subject to annual increases. In addition, Mr. Kellogg may receive a cash bonus based upon the Company's return on average assets. Mr. Kellogg's employment agreement has a term of three and one-half years. If Mr. Kellogg is terminated other than for cause he is to receive his then current base compensation for the remaining term of the agreement, or twenty-four months, which is longer. If Mr. Kellogg's employment is terminated following a change in control (as defined in the agreement) or if he voluntarily terminates his employment following a change in control under certain circumstances, Mr. Kellogg will be entitled to receive his then current base compensation for a period of twenty-four (24) months. Mr. Kellogg is also to receive options to purchase 25,000 shares of Class B Stock.

     In addition, Mr. William Burke has been retained to serve as a Vice President and the Chief Operating Officer of the Bank at an annual salary of $100,000. Mr. Burke is also to receive options to purchase 10,000 shares of Class B Stock.

     Effective July 1, 1998, Mr. James A. Semrad resigned as President of the Bank to pursue other professional opportunities. Mr. Semrad will remain as a consultant to the Bank and the Company, and he will continue to receive a consulting fee of $8,333 per month for the next thirty (30) months, or an aggregate payment of $250,000. As a consultant, Mr. Senrad will assist the Bank in developing business plans, branch locations and strategic planning.


MANAGEMENT STOCK OPTION PLAN

     The Board of Directors of the Company has adopted the 1998 Management Stock Option Plan (the "Management Plan"), which provides for options to purchase up to 330,000 shares of Class B Stock to be issued to employees and members of the Board of Directors of the Company, the Bank and any other subsidiaries which the Company may acquire or incorporate in the future. The purpose of the Management Plan is to assist both the Company and its subsidiaries in attracting and retaining highly qualified persons to serve both as employees and members of the Board of Directors of the Company and its subsidiaries and to help ensure that management of the Company and its subsidiaries have shared economic interests with the shareholders of the Company. The Management Plan will be administered by the Board of Directors of the Company. The Board will have the authority to determine the terms and conditions of options granted under the Management Plan, the exercise price for such options, subject to the terms of the Plan, and whether the Options are incentive or non-statutory options, subject to the terms of the Internal Revenue Code of 1998, as amended (the "Code"). Options granted under the Management Plan may not be exercised more than 10 years after the date such Option is granted.

     The Management Plan provides for the granting of both incentive options under Section 422 of the Code and non-statutory options. Incentive stock options may be granted at an exercise price of not less than 100% of the fair market value of the Class B Stock on the date of grant. The Option price for non-statutory options may not be less than 100% of the fair market value of the Class B Stock on the date of grant. The Board of Directors has discretion to set the actual exercise price of any option within the foregoing parameters.

     The grant of a non-statutory option, which has no readily ascertainable fair market value at the time it is granted, is not taxable to the recipient of the option for federal income tax purposes at the time the option is granted. The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised. The amount of such compensation is equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock.

     Incentive stock options may, in many instances, be more beneficial for employees than non-statutory options. The exercise of an incentive stock option generally will have not federal income tax consequences and, if certain conditions are met, any excess of fair market value over the option price will be reportable as capital gain in the year the common stock purchased upon exercise of the option is sold.

     The Board has approved the following stock option grants under the Management Plan:

               Name                                Shares Under Option
               ----                                -------------------

               Bruce A. Mahon                            30,000
               Michael E. Golden                         24,000
               Leslie E. Goodman                         13,875
               Thomas L. Gray, Jr.                       13,875
               Sydney L. Hofing                          13,875
               Peter L.A. Pantages                       13,875
               Richard P. Rosa                           13,875
               Craig A. Spencer                          13,875
               Mark A. Wolters                           13,875
               George R. Zoffinger                       13,875
               Ward Kellogg                              25,000(1)
               William Burke                             10,000(1)
               Dennis Gavin                               8,000(1)
               Anne Paddock                               6,000(1)
               Others                                     3,000(1)
                                                         ------
                           TOTAL GRANTS                 217,000

----------

(1)  Subject to a four-year vesting schedule.

     Exercise price for these options will be the purchase price for the Class B Stock sold in this Offering.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of ten percent or more). These loans have all been made in the ordinary course of the Bank's business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Bank Directors and Officers keep depository balances with the Bank.

     The Bank has received regulatory approval to open a new branch in Boca Raton, Florida. This branch will be leased from an entity owned by certain members of the Company's Board of Directors. In addition, the Bank has applied for regulatory approval to relocate its Jupiter branch to more spacious quarters. This facility will also be leased from an entity owned by members of the Company's Board of Directors. The aggregate rental payment due under these two leases will be $238,000 per year. The Company believes that these leases represent fair market value, and are comparable to terms which the Bank could have obtained from unaffiliated parties.


     Mr. Michael E. Golden, member of the Board of Directors of the Company, is a principal of First Colonial Securities Group, Inc., the managing Underwriter of this Offering. As a founder of the Company, Mr. Golden received 25,183 shares of Class A Stock and 37,774 shares of Class B Stock for a purchase price of $0.68 per share. In addition, First Colonial Securities Group, Inc. acted as placement agent in connection with the Company's private placement of $8 million of its Class A Units. First Colonial Securities Group, Inc. received a placement agent fee of $400,000 for its efforts in the private placement. As the managing Underwriter of this Offering, First Colonial Securities Group, Inc. will receive certain compensation. See "Underwriting".


                     DESCRIPTION OF THE COMPANY'S SECURITIES

CAPITAL STOCK

     General. Admiralty is incorporated under the laws of the State of Delaware. Therefore, the rights of holders of Admiralty's stock will be governed by the Delaware General Corporation Law and the Company's Certificate of Incorporation. Admiralty's Certificate of Incorporation provides for an authorized capitalization of 7,000,000 shares of capital stock, consisting of 5,000,000 shares of Common Stock, in two classes, and 2,000,000 shares of preferred stock, to be issued in series as determined by the Board of Directors.

CLASS B STOCK

     As of June 30, 1998, there were 227,759 shares of Class B Stock outstanding, after giving effect to the recent dividend declared on the Class A common stock paid in shares of Class B common stock.

     Dividend Rights. The holders of Admiralty's Class B Stock will be entitled to dividends, when, as, and if declared by the Company's Board of Directors, subject to any restrictions imposed by Delaware law, and subject to the restriction that holders of the Class B Stock may not receive dividends if Admiralty has not made the most recently required dividend payment on its Class A Stock. The only statutory limitation applicable to Admiralty under Delaware law is that dividends must be paid out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or out of the preceding year's net profit. However, as a practical matter, unless Admiralty expands its activities, its only source of income will be the Bank. Therefore, the dividend restrictions applicable to the Bank described under the heading "Supervision and Regulation" will continue to impact Admiralty's ability to pay dividends.

     Voting Rights. Except as discussed under "Anti-Takeover Provisions", each share of Admiralty's Class B Stock is entitled to one vote per share. Cumulative voting is not permitted. The Class B Stock will vote with the Class A Stock as a single class on all matters on which a vote is required or permitted. Under the Company's Certificate of Incorporation, certain matters require an 80% stockholder vote. See "Anti-Takeover Provisions".

     Preemptive Rights. Under Delaware law, shareholders may have preemptive rights if these rights are provided in the certificate of incorporation. Admiralty's Certificate of Incorporation does not provide for preemptive rights.

     Appraisal Rights. Under Delaware law, dissenting shareholders of Admiralty have appraisal rights (subject to the broad exception set forth in the next sentence) upon certain mergers or consolidations. Appraisal rights are not available in any such transaction if shares of the corporation are listed for trading on a national securities exchange or designated as a national market system security on the NASDAQ system or held of record by more than 2,000 holders.

     Directors. Under Delaware law and Admiralty's Certificate of Incorporation, Admiralty is to have a minimum of 3 directors and a maximum of 25, with the number of directors at any given time to be fixed by the Board of Directors. Admiralty has ten (10) members of its Board of Directors.

CLASS A STOCK

     Admiralty's Class A Stock has the same basic rights as the Class B Stock, with the exceptions listed below. Therefore, the voting rights, preemptive rights, and appraisal rights of the Class A Stock are the same as for the Class B Stock. As of June 30, 1998, there were 888,881 shares of the Company's Class A Stock outstanding. The following is a discussion of the additional rights of the Class A Stock:

     Dividends

     The holders of the Class A Stock are entitled to receive annual Class A Stock dividends equal to 10% of the stated value of a share of Class A Stock, $10.00 per share. The dividend may be paid either in cash or in market value of Class B Stock, at the discretion of Admiralty's Board of Directors. Dividends may be paid semi-annually or otherwise as the Board may determine, and the form of the dividend will be determined before each payment period. No dividends may be paid on the Class B Stock if Admiralty has failed to pay the most recently required dividend payment on the Class A Stock, in cash or in shares of Class B Stock. After receipt of the required 10% dividend, the Class A Stock is not legally entitled to share in any dividends paid upon the Class B Stock, although the Board of Directors may permit such participation.

     Conversion Rights

     Each share of Class A Stock is convertible, at the option of the holder, into one share of Admiralty Class B Stock.

     The conversion rate is subject to adjustment in the manner provided in Admiralty's Certificate of Incorporation in the event of payment of certain stock dividends, stock split-ups or combinations or other similar recapitalizations. No adjustment in the conversion rate is required unless it would result in at least a 1% increase or decrease in that rate; however, any adjustment not made is carried forward.

     In addition to the foregoing voluntary conversion rights, Admiralty will have the right to require a holder of Class A Stock to convert the Class A Stock into Class B Stock, at the rate of one share of Class B Stock for each share of Class A Stock held, in the event that Admiralty Class B Stock trades at $15.00 or higher and does not trade below $15.00 for the next 20 consecutive trading days. Upon the end of such 20 consecutive trading day period, Admiralty may issue a notice of mandatory conversion requiring the conversion of shares of the Class A Stock to Class B Stock within 20 days.

     Voting Rights

     The holders of Class A Stock have the same voting rights as the Class B Stock. Both the Class A Stock and the Class B Stock will vote together as a single class on all matters.

     Liquidation Rights

     The holders of Class A Stock are entitled to share rateably with the holders of the Class B Stock in the available proceeds of any liquidation or dissolution of Admiralty. The Class A Stock has no preference upon a liquidation of the Company.

PREFERRED STOCK

     Admiralty is authorized to issue up to 2,000,000 shares of preferred stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as shall be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors.

WARRANTS

     In connection with the recapitalization of the Company described under the heading "Offering Summary -- Admiralty Bancorp, Inc.", the Company has issued stock purchase warrants entitling the holders thereof to purchase 800,000 shares of Class B Stock. In addition, to compensate directors of the Company for their time and efforts in organizing the Company and consummating the Change in Control, the Board of Directors of the Company awarded warrants to purchase 150,000 shares of Class B Common Stock in the aggregate to members of the Board of Directors of the Company and, as part of the consideration in the Change in Control, the Company issued warrants to purchase 15,000 shares of Class B stock to the former majority shareholder of WEFG. Therefore, there are currently outstanding warrants to purchase 965,000 shares of Class B Common Stock. Each warrant entitles the holder thereof to purchase one share of Admiralty Class B Stock at a purchase price of $11.00 for a period commencing on January 22, 1999 and ending on January 21, 2002 (the "Expiration Date"), although the Expiration Date of the warrants is subject to acceleration as provided below. Any warrant not exercised on or before the Expiration Date shall expire and will not thereafter be exercisable. Warrant holders do not have the rights and privileges of holders of Common Stock.


     The Company has the right to accelerate the Expiration Date in the event that (i) the Class B Stock is traded on a nationally recognized securities exchange or the NASDAQ National or SmallCap Market, and (ii) the Class B Stock has traded at $15.00 per share or above and has not traded below $15.00 per share for 20 consecutive trading days. In the event these conditions are met, the Company may, but is not obligated, to issue a notice of acceleration to each warrant holder. Upon issuance of the notice, the warrants will expire 30 days after the date of the notice. To the extent the Company issues the Notice of Acceleration, it will be required to redeem each outstanding but unexercised warrant for a price of $0.10 per warrant upon the expiration of the warrants.

TRANSFER AGENT AND WARRANT AGENT

     Admiralty's transfer agent for its Common Stock and the Warrant Agent for the warrants is Stocktrans, Inc. with offices at 7 East Lancaster Avenue, Ardmore, Pennsylvania.


                            ANTI-TAKEOVER PROVISIONS

BANK REGULATORY REQUIREMENTS

     Under the Federal Change in Bank Control Act (the "Control Act"), a 60 day prior written notice must be submitted to the FRB if any person, or any group acting in concert, seeks to acquire 10% or more of any class of outstanding voting securities of a bank holding company, unless the FRB determines that the acquisition will not result in a change of control. Under the Control Act, the FRB has 60 days within which to act on such notice taking into consideration certain factors, including the financial and managerial resources of the acquirer, the convenience and needs of the community served by the bank holding company and its subsidiary banks and the antitrust effects of the acquisition. Under the BHCA, a company is generally required to obtain prior approval of the FRB before it may obtain control of a bank holding company. Under the BHCA, control is generally described to mean the beneficial ownership of 25% or more of the outstanding voting securities of a company, although a presumption of control may exist if a party beneficially owns 10% or more of the outstanding voting securities of a company and certain other circumstances are present.

DELAWARE LAW

     Certain provisions of Delaware law are designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

     In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, with the number of shares outstanding for this purpose calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section
203. At the present time, the Board of Directors does not intend to propose any such amendment.

CLASSIFIED BOARD OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, the Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the board shall be determined by a majority of the directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company.

STOCKHOLDER VOTE REQUIRED TO APPROVE BUSINESS COMBINATIONS

     The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of stockholders is required in connection with any Business Combination except in cases where the proposed transaction has been approved in advance by a majority of the Company's Board of Directors. This provisions of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of the Company or any of its subsidiaries with or into any other person; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any other person of substantially all of the assets of the Company or combined assets of the Company and its subsidiary, or (iii) any offer for the exchange of securities of another entry for the securities of the Company.

EVALUATION OF OFFERS

     The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein), to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company, the Bank and the stockholders of the Company, give due consideration (to the extent permitted by law) to all relevant factors, including, without limitation, the social and economic effects of acceptance of such offer on the Company's customers and the Bank's present and future account holders, borrowers and employees; on the communities in which the Company and the Bank operate or are located; and on the ability of the Company to fulfill its corporate objectives as a bank holding company and on the ability of the Bank to fulfill the objectives of a state chartered stock bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

     Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights and the provisions relating to approval of certain Business Combinations.

CERTAIN BYLAW PROVISIONS

     The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors to give at least 90 days advance notice in writing to the Secretary of the Company. The notice provision requires a stockholder wishing to nominate any person or election as a director provide the Company with certain information concerning the nominee and the proposing stockholder.


                           REGULATION AND SUPERVISION

GENERAL

     Bank holding companies and banks are extensively regulated under both federal and state law. These laws and regulations are intended to protect depositors, not stockholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in the applicable law or regulation may have a material effect on the business and prospects of Admiralty and the Bank. See "Risk Factors--Supervision and Regulation."

BANK HOLDING COMPANY REGULATION

     General. As a bank holding company registered under the BHCA, Admiralty is subject to the regulation and supervision of the FRB. Admiralty is required to file with the FRB annual reports and other information regarding its business operations and those of its subsidiaries. Under the BHCA, Admiralty's activities and those of its subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity which the FRB determines to be so closely related to banking or managing or controlling banks as to be properly incident thereto.

     The BHCA requires, among other things, the prior approval of the FRB in any case where a bank holding company proposes to (i) acquire all or substantially all of the assets of any other bank, (ii) acquire direct or indirect ownership or control of more than 5% of the outstanding voting stock of any bank (unless it owns a majority of such bank's voting shares) or (iii) merge or consolidate with any other bank holding company. The FRB will not approve any acquisition, merger, or consolidation that would have a substantially anti-competitive effect, unless the anti- competitive impact of the proposed transaction is clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The FRB also considers capital adequacy and other financial and managerial resources and future prospects of the companies and the banks concerned, together with the convenience and needs of the community to be served, when reviewing acquisitions or mergers.

     Additionally, the BHCA prohibits a bank holding company, with certain limited exceptions, from (i) acquiring or retaining direct or indirect ownership or control of more than 5% of the outstanding voting stock of any company which is not a bank or bank holding company, or (ii) engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or performing services for its subsidiaries, unless such non-banking business is determined by the FRB to be so closely related to banking or managing or controlling banks as to be properly incident thereto. In making such determinations, the FRB is required to weigh the expected benefits to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by law and regulatory policy that are designed to minimize potential loss to the depositors of such depository institutions and the FDIC insurance funds in the event the depository institution becomes in danger of default. Under a policy of the FRB with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. The FRB also has the authority under the BHCA to require a bank holding company to terminate any activity or to relinquish control of a non-bank subsidiary upon the FRB's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

     Capital Adequacy Guidelines for Bank Holding Companies. In January 1989, the FRB adopted risk-based capital guidelines for bank holding companies. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Under these guidelines, assets and off-balance sheet items are assigned to broad risk categories each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The risk-based guidelines apply on a consolidated basis to bank holding companies with consolidated assets of $150 million or more. For bank holding companies with less than $150 million in consolidated assets, the guidelines will be applied on a bank-only basis unless: (a) the parent bank holding company is engaged in nonbank activity involving significant leverage; or (b) the parent company has a significant amount of outstanding debt that is held by the general public.

     The minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least 4% of the total capital is required to be "Tier I Capital," consisting of common stockholders' equity and qualifying preferred stock, less certain goodwill items and other intangible assets. The remainder ("Tier II Capital") may consist of (a) the allowance for loan losses of up to 1.25% of risk-weighted assets, (b) non-qualifying preferred stock, (c) hybrid capital instruments, (d) perpetual debt, (e) mandatory convertible securities, and (f) qualifying subordinated debt and intermediate-term preferred stock up to 50% of Tier I capital. Total capital is the sum of Tier I and Tier II capital less reciprocal holdings of other banking organizations' capital instruments, investments in unconsolidated subsidiaries and any other deductions as determined by the FRB (determined on a case by case basis or as a matter of policy after formal rule-making).

     Bank holding company assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are given similar credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets. Most loans are assigned to the 100% risk category, except for performing first mortgage loans fully secured by residential property which carry a 50% risk-weighing. Most investment securities (including, primarily, general obligation claims of states or other political subdivisions of the United States) are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. Treasury or obligations backed by the full faith and credit of the U.S. Government, which have a 0% risk-weight. In converting off-balance sheet items, direct credit substitutes including general guarantees and standby letters of credit backing financial obligations are given a 100% risk-weighing. Transaction related contingencies such as bid bonds, standby letters of credit backing nonfinancial obligations, and undrawn commitments

(including commercial credit lines with an initial maturity or more than one year) have a 50% risk-weighing. Short term commercial letters of credit have a 20% risk-weighing and certain short-term unconditionally cancelable commitments have a 0% risk-weighing.

     In addition to the risk-based capital guidelines, the FRB has adopted a minimum Tier I capital (leverage) ratio, under which a bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank holding company that has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum.

BANK REGULATION

     As a Florida chartered commercial bank, the Bank is subject to the regulation, supervision, and control of the Department. As a member of the Federal Reserve System, the Bank is subject to regulation, supervision and control of the Board of Governors of the Federal Reserve System. As an FDIC-insured institution, the Bank is subject to regulation, supervision and control of the FDIC, an agency of the federal government. The regulations of the Federal Reserve, the FDIC and the Department impact virtually all activities of the Bank, including the minimum level of capital the Bank must maintain, the ability of the Bank to pay dividends, the ability of the Bank to expand through new branches or acquisitions and various other matters.

     Insurance of Deposits. The deposits of the Bank are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the FDIC. Accordingly, the Bank is subject to deposit insurance assessments to maintain the BIF. Under the FDIC's insurance premium assessment system, each institution is assigned to one of nine assessment risk classifications based on its capital ratios and supervisory evaluations. The lowest risk institutions do not pay any insurance premium, while the highest risk institutions pay a premium assessed at the rate of .27% of domestic deposits. Each institution's classification under the system is re-examined semiannually. In addition, the FDIC is authorized to increase or decrease such rates on a semiannual basis. In addition to insurance premium assessments, under the Deposit Insurance Funds Act of 1996 (the "Deposit Act"), commercial banks like the Bank are required for the first time to pay a portion of the interest and principal owed on bonds issued by the Federal Financing Corporation ("FICO") to assist the thrift bailout in the mid-1980's. BIF insured commercial banks like the Bank are assessed 1.3 basis points of their assessed deposits in satisfaction of this FICO payment, in addition to deposit insurance premiums. The Deposit Act also calls for the federal banking agencies to study the various financial institution charters and propose a single standard federal charter, thereby doing away with the separate bank and thrift charters. If a single charter is adopted, the BIF and the Savings Association Insurance Fund ("SAIF") will be merged on January 1, 1999, and both BIF and SAIF insured institutions will share the FICO payment obligations on a pro rata basis. Management of the Bank is not able to predict at this time whether the federal regulators will adopt a unified charter nor to predict the impact of any proposed change upon the Bank.

     Dividend Rights. Pursuant to the provisions of the Florida Banking Code, a Florida state chartered bank may quarterly, semi-annually or annually declare a dividend out of the bank's net profits for the dividend period and retained net profits from the preceding two years. In addition, with the approval of the Florida Department of Banking and Finance, a bank may declare a dividend from retained profits which have accrued in periods prior to the preceding two years, provided that in this circumstance the bank must make an addition to its surplus fund equal to at least 20% of its net profits from the preceding period. No Florida state chartered bank may declare a dividend if it has incurred a loss for its current period plus the two preceding years, or which would cause the capital account of the bank to fall below the minimum amount required by law or regulation.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Company and the Underwriter, the Company has agreed to sell to the Underwriter named below (the "Underwriter") and the Underwriter has agreed to purchase from the Company, the number of shares of Class B Stock set forth below opposite their respective names. The Underwriter is committed to purchase all of such shares if any are purchased. Under certain circumstances, the Underwriting Agreement provides that the purchase commitments of a non-defaulting Underwriter may be increased to include the purchase commitment of a defaulting Underwriter.

                                                                Number
                Underwriters                                  of Shares
                ------------                                  ---------

          First Colonial Securities Group, Inc. ............
                                                               ---------
                      Total ................................   1,100,000
                                                               =========



     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Class B Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriter has advised the Company that it proposed to initially offer the shares of Class B Stock to the public at the Price to Public set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $_______ per share of Class B Stock. The Underwriter may allow, and such dealers may re-allow, a discount not in excess of $____________ per share of Class B Stock on sales to certain other dealers. After the initial public offering, the Price to Public, concession and discount may be changed.

     The Company has granted the Underwriter an option, exercisable for 45 days after the effective date of the Registration Statement of which the Prospectus forms a part, to purchase up to an additional 165,000 shares of Class B Stock to cover over-allotments, if any, at the initial Price to Public, less the underwriting discount, shown on the cover page of this Prospectus. To the extent the Underwriter exercises such option, the Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof as the number of shares of Class B Stock to be purchased by it as shown in the foregoing table bears to 1,100,000 shares of Class B Stock.

     The Company and the Underwriter have agreed in the Underwriting Agreement to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments that each may be required to make in respect thereof.

     Prior to this Offering, there has been no public market for any securities of the Company. Consequently, the Price to Public set forth on the cover page of this Prospectus have been determined by negotiations between the Company and the Underwriter. The factors considered in such negotiations included prevailing market conditions, the future prospects of the Company, the banking industry in general, the Bank's recent financial performance and its position in the banking industry, the market valuation of publicly traded companies believed to be comparable to the Company, the demand for similar securities and other factors deemed relevant.



     In connection with the Offering and in compliance with applicable law, the Underwriters may over-allot (i.e., sell more Common Stock than the total amount shown on the list of Underwriters and participations which appear above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the Class B Stock at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Class B Stock or effecting purchases of Class B Stock for the purpose of pegging, fixing or maintaining the price of Class B Stock for the purpose of reducing a short position created in connection with the Offering. A short position may be covered by exercise of the option described below in lieu of or in addition to open market purchases. In addition, the contractual arrangements between the Underwriters include a provision whereby, if the Underwriters purchase Class B Stock in the open market for the account of the Underwriters and the securities purchased can be traced to a particular Underwriter or member of the selling group, the Underwriters may require the Underwriter or selling group member in question to purchase the Class B Stock in question at the cost price to the Underwriters or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. The Underwriters are not required to engage in any of these activities, and any such activities, if commenced, may be discontinued at any time.



     Michael E. Golden, a Director of the Company, is the principal stockholder and Chief Executive Officer of First Colonial Securities Group, Inc. First Colonial Securities Group, Inc., is acting as the Underwriter.


                                  LEGAL MATTERS

     The validity of the shares of Class B Stock offered hereby will be passed upon for the Company by Jamieson, Moore, Peskin & Spicer, P.C., Morristown, New Jersey. Certain legal matters will be passed upon the Underwriters by Greenberg Traurig, P.A., West Palm Beach, Florida.


                                     EXPERTS

     The financial statements for Admiralty Bancorp, Inc. as of December 31, 1997 and for the period August 11, 1997 (the date of inception) through December 31, 1997 have been included herein in reliance upon the report of Grant Thornton LLP, Philadelphia, Pennsylvania, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of White Eagle Financial Group, Inc. (predecessor company) as of and for the years ended December 31, 1997 and 1996, have been included herein in reliance upon the report of Grant Thornton LLP, West Palm Beach, Florida, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the shares of Class B Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder. For further information with respect to the Company and the shares of Class B Stock, reference is made to the Registration Statement and the exhibits and schedules attached thereto. The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. The Commission also maintains a Website that contains copies of such material. The address of the Commission's Website is (http://www.sec.gov). Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference.

     In connection with the Offering, the Company will become subject to the informational requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, will file reports and other information with the Commission. Such reports and other information can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024 Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, Suite 1300 New York, NY 10048. Copies of such material can also be obtained at prescribed rates from the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549 and its public reference facilities in Chicago, Illinois and New York, New York.

                                 C O N T E N T S

                                                                            Page
                                                                            ----
REPORTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-2

FINANCIAL STATEMENTS

    CONSOLIDATED BALANCE SHEETS - ADMIRALTY BANCORP, INC.
       AND SUBSIDIARY AND PREDECESSOR COMPANY                               F-4

    CONSOLIDATED STATEMENTS OF INCOME - ADMIRALTY BANCORP, INC.
       AND SUBSIDIARY AND PREDECESSOR COMPANY                               F-5

    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS'
       EQUITY - ADMIRALTY BANCORP, INC. AND SUBSIDIARY                      F-6

    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS'
       EQUITY -  PREDECESSOR COMPANY                                        F-7

    CONSOLIDATED STATEMENTS OF CASH FLOWS - ADMIRALTY BANCORP,
       INC. AND SUBSIDIARY AND PREDECESSOR COMPANY                          F-8

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - ADMIRALTY
       BANCORP, INC. AND SUBSIDIARY AND PREDECESSOR COMPANY                 F-9

               Report of Independent Certified Public Accountants

Board of Directors and Stockholders
Admiralty Bancorp, Inc.


     We have audited the accompanying balance sheet of Admiralty Bancorp, Inc. and Subsidiary as of December 31, 1997, and the related statements of income, changes in stockholders' equity and cash flows for the period August 11, 1997 (date of inception), through December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Admiralty Bancorp, Inc. and Subsidiary as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the period August 11, 1997 (date of inception), through December 31, 1997, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP


Philadelphia, Pennsylvania
July 21, 1998

               Report of Independent Certified Public Accountants

Board of Directors and Stockholders
White Eagle Financial Group, Inc.

     We have audited the accompanying consolidated balance sheet of White Eagle Financial Group, Inc. and Subsidiary (Predecessor Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of White Eagle Financial Group, Inc. and Subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


West Palm Beach, Florida
March 13, 1998



                                      ADMIRALTY BANCORP, INC. AND SUBSIDIARY
                                              AND PREDECESSOR COMPANY

                                            CONSOLIDATED BALANCE SHEETS



                                                             Admiralty Bancorp, Inc.  |    Predecessor Company
                                                                 and Subsidiary       | --------------------------
                                                            ------------------------  |        December 31,
                                                              June 30,   December 31, | --------------------------
                ASSETS                                         1998         1997      |    1997           1996
                                                            -----------  -----------  | -----------    -----------
                                                            (unaudited)               |
Cash and cash equivalents                                                             |
    Cash and due from banks                                 $ 3,595,250  $ 7,845,550  | $ 1,974,169    $ 3,490,056
    Federal funds sold                                        2,908,000         --    |     100,000      1,187,000
                                                            -----------  -----------  | -----------    -----------
         Total cash and cash equivalents                      6,503,250    7,845,550  |   2,074,169      4,677,056
Investment securities available for sale, at fair                                     |
  market value                                               13,398,326         --    |   3,619,550      8,983,268
Investment securities held to maturity, at cost                                       |
  (fair market value of $-0- $16,606,373 and                                          |
  $8,471,798 at June 30, 1998, December 31, 1997                                      |
  and 1996, respectively)                                          --           --    |  16,560,956      8,477,912
Loans held for sale                                             349,461         --    |     994,182        825,998
Loans, net                                                   23,734,616         --    |  22,853,777     18,228,498
Accrued interest receivable                                     230,827       36,781  |     308,210        252,119
Federal Reserve Bank and FHLB stock                             282,300         --    |     127,300        100,850
Premises and equipment, net                                     561,764         --    |     631,208        801,804
Deferred tax asset                                              438,600         --    |     438,600           --
Goodwill                                                      3,641,614         --    |        --             --
Other assets                                                  1,134,469      162,526  |     597,829      1,087,769
                                                            -----------  -----------  | -----------    -----------
         Total assets                                       $50,495,227  $ 8,044,857  | $48,205,781    $43,435,274
                                                            ===========  ===========  | ===========    ===========
                LIABILITIES AND STOCKHOLDERS' EQUITY                                  |
                                                                                      |
Liabilities                                                                           |
    Deposits                                                $40,811,408   $     --    |  $42,776,197    $39,820,158
    Accrued interest payable                                     44,811         --    |       57,405         55,358
    Due under purchase contract                                 630,848         --    |         --             --
    Other liabilities                                           357,027       40,356  |      750,646        259,868
                                                            -----------  -----------  |  -----------    -----------
        Total liabilities                                    41,844,094       40,356  |   43,584,248     40,135,384
                                                            -----------  -----------  |  -----------    -----------
Minority interest                                               384,182         --    |      376,049        323,385
                                                            -----------  -----------  |  -----------    -----------
Stockholders' equity                                                                  |
  Preferred stock, no par value, 2,000,000 shares                                     |
     authorized, no shares issued or outstanding                    --          --    |         --             --
  Common stock, $0.01 par value, 325,000 shares                                       |
     authorized, 323,533 shares issued and outstanding                                |
     in 1997 and 1996                                               --          --    |        3,235          3,235
  Common stock, Class A, no par value, 1,000,000 shares                               |
     authorized, 888,881 shares issued and outstanding at                             |
     December 31, 1997 and June 30, 1998                      7,556,014    8,060,440  |          --            --
  Common stock, Class B, no par value, 4,000,000 shares                               |
     authorized, 227,759 and 177,759 shares issued and                                |
     outstanding at June 30, 1998 and December 31, 1997                               |
     respectively                                             1,033,950       89,560  |          --            --
  Subscriptions receivable                                         --       (205,000) |
  Additional paid-in capital                                       --           --    |    3,138,345      3,138,345
  Retained earnings (accumulated deficit)                      (275,455)      59,501  |    1,096,280       (167,649)
  Net unrealized (loss) gain on securities available                                  |
     for sale                                                   (47,558)        --    |        7,624         2,574
                                                            -----------  -----------  |  -----------    -----------
      Total stockholders' equity                              8,266,951    8,004,501  |    4,245,484      2,976,505
                                                            -----------  -----------  |  -----------    -----------
      Total liabilities and stockholders' equity            $50,495,227  $ 8,044,857  |  $48,205,781    $43,435,274
                                                            ===========  ===========  |  ===========    ===========



        The accompanying notes are an integral part of these statements.


                                      ADMIRALTY BANCORP, INC. AND SUBSIDIARY
                                              AND PREDECESSOR COMPANY

                                         CONSOLIDATED STATEMENTS OF INCOME



                                               Admiralty Bancorp, Inc.     |
                                                   and Subsidiary          |          Predecessor Company
                                             ----------------------------  | --------------------------------------
                                                          For the period   | For the period
                                                          August 11, 1997  |   January 1,
                                          Six months    (date of inception)|      1998      Six months
                                             ended           through       |    through         ended      Years ended December 31,
                                            June 30,       December 31,    |   January 21,     June 30,    ------------------------
                                             1998             1997         |      1998          1997          1997          1996
                                           --------        ---------       |   ---------      --------     ----------    ----------
                                          (unaudited)                      | (unaudited)     (unaudited)
Interest income                                                            |
    Loans                                $1,242,813       $     --         | $ 165,733     $1,135,988      $2,328,764    $2,039,918
    Securities                              473,288          84,445        |    68,133        569,138       1,179,503     1,226,398
    Federal funds sold                       42,829             --         |       388         77,801         121,800        30,830
    Other                                       --              --         |       --             --             --            --
                                         ----------       ---------        | ---------     ----------      ----------    ----------
         Total interest income            1,758,930          84,445        |   234,254      1,782,927       3,630,067     3,297,146
                                         ----------       ---------        | ---------     ----------      ----------    ----------
Interest expense                                                           |
    Deposits                                473,964             --         |    71,006        590,761       1,191,951     1,105,375
    Borrowings                               10,268           7,938        |     5,034            --            4,783        28,818
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Total interest expense              484,232           7,938        |    76,040        590,761       1,196,734     1,134,193
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Net interest income               1,274,698          76,507        |   158,214      1,192,166       2,433,333     2,162,953
Provision for loan losses                    55,000            --          |      --          287,260         435,000       297,000
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Net interest income after                                          |
           Provision for loan losses      1,219,698          76,507        |   158,214        904,906       1,998,333     1,865,953
                                         ----------       ---------        | ---------     ----------      ----------    ----------
Non-interest income                                                        |
    Service charges and fees                134,883             --         |    13,169        324,651         621,579       633,747
    Net gain (loss) on sale of                                             |
      securities                            (39,349)            --         |       --          86,712          86,712       437,138
    Gain on sale of loans                   201,581             --         |       --         489,341         974,571       572,276
    Other income                              8,050             --         |     8,906         39,329          45,247       146,759
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Total non-interest income           305,165             --         |    22,075        940,033       1,728,109     1,789,920
                                         ----------       ---------        | ---------     ----------      ----------    ----------
Non-interest expense                                                       |
    Salaries and employee benefits          435,326             --         |    38,792        444,544         903,625       920,172
    Occupancy                               174,877             --         |    29,699        204,129         403,260       381,953
    Furniture and equipment                  98,996             --         |    10,828        121,255         215,228       218,719
    Amortization of goodwill                 64,167             --         |       --            --              --            --
    Other expense                           543,491           1,650        |    51,784        591,837       1,175,736     1,419,092
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Total non-interest expense        1,316,857           1,650        |   131,103      1,361,765       2,697,849     2,939,936
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Income before income tax                                           |
          (benefit) expense and                                            |
          minority interest                 208,006          74,857        |    49,186        483,174       1,028,593       715,937
Income tax (benefit) expense                 92,500          15,356        |       --         (67,000)       (288,000)       15,000
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Income before minority
          interest                          115,506          59,501        |    49,186        550,174       1,316,593       700,937
Minority interest                            (6,072)           --          |    (2,020)       (22,477)        (52,664)      (28,037)
                                         ----------       ---------        | ---------     ----------      ----------    ----------
        Net income                       $  109,434       $  59,501        | $  47,166     $  527,697      $1,263,929    $  672,900
                                         ==========       =========        | =========     ==========      ==========    ==========
Per share data                                                             |
    Net income per share - basic                                           |
      and diluted                        $     0.10       $   0.20         |
                                         ==========       ---------        |



        The accompanying notes are an integral part of these statements.




                                                    ADMIRALTY BANCORP, INC. AND SUBSIDIARY


                                           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                         Net
                                              Stock                                                 unrealized gain         Total
                               Preferred  subscription        Common stock            Retained      on securities      stockholders'
                                stock     receivable      Class A       Class B       earnings    available for sale      equity
                               ------     ----------     ----------    ----------     --------    ------------------   -------------
Balance, August 11, 1997       $   --      $     --      $     --      $     --       $     --          $   --          $      --
 Issuance of common
  stock                            --        (205,000)    8,060,440        89,560           --              --             7,945,000
Net income for the period          --             --           --                         59,501            --                59,501
                               ------      ---------     ----------    ----------      ---------       --------          ----------
Balance, December 31, 1997         --        (205,000)    8,060,440        89,560         59,501           --             8,004,501


Issuance of common stock           --             --           --         500,000           --             --               500,000
Cost of issuance of common
  stock                            --             --       (504,426)         --             --             --              (504,426)
Collection of subscription
  receivable                       --         205,000          --            --             --             --               205,000
Net income for the six
  months ended June 30, 1998       --             --           --            --          109,434           --               109,434
Change in net unrealized
  gain on securities
  available for sale               --             --           --            --             --          (47,558)            (47,558)
Class A common stock
  dividend                         --             --           --         444,390       (444,390)           --                 --
                               ------      ---------     ----------    ----------      ---------       --------          ----------
Balance, June 30, 1998
  (unaudited)                  $   --      $      --     $7,556,014    $1,033,950      $(275,455)      $(47,558)         $8,266,951
                               ======      =========     ==========    ==========      =========       ========          ==========



         The accompanying notes are an integral part of this statement.


                                                                      PREDECESSOR COMPANY

                                                   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                                Retained               Net
                                                              Additional        earnings         unrealized gain        Total
                                                   Common      paid-in        (accumulated        on securities     stockholders'
                                                   stock       capital          deficit)        available for sale     equity
                                                  -------    -----------      -----------       ------------------  -------------
Balance, January 1, 1996                          $ 3,235    $ 3,138,345      $  (840,549)           $38,908          $2,339,939

Net income                                            --             --           672,900                --              672,900

Change in net unrealized loss on
    securities available for sale                     --             --               --             (36,334)            (36,334)
                                                  -------    -----------      -----------            -------          ----------
Balance, December 31, 1996                          3,235      3,138,345         (167,649)             2,574           2,976,505
Net income                                            --             --         1,263,929                --            1,263,929
Change in net unrealized gain on
    securities available for sale                     --             --               --               5,050               5,050
                                                  -------    -----------      -----------            -------          ----------
Balance, December 31, 1997                        $ 3,235    $ 3,138,345      $ 1,096,280            $ 7,624          $4,245,484
                                                  =======    ===========      ===========            =======          ==========


         The accompanying notes are an integral part of this statement.



                                      ADMIRALTY BANCORP, INC. AND SUBSIDIARY
                                              AND PREDECESSOR COMPANY

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               Admiralty Bancorp, Inc.   |
                                                                  and Subsidiary         |            Predecessor Company
                                                          ------------------------------ | -----------------------------------------
                                                                         For the period  |
                                                                        August 11, 1997  |
                                                          Six months  (date of inception)| Six months
                                                            ended          through       |   ended         Years ended December 31,
                                                           June 30,      December 31,    |  June 30,      -------------------------
                                                             1998           1997         |    1997          1997           1996
                                                         -----------     ------------    |  -----------   -----------    ----------
                                                         (unaudited)                     | (unaudited)
Operating activities                                                                     |
    Net income                                           $   109,434     $     59,501    |  $   527,697   $ 1,285,329    $  672,900
     Adjustments to reconcile net income to net cash                                     |
          provided by (used in) operating activities                                     |
       Minority interest in net income                         6,072             --      |       22,477        54,488        28,037
       Provision for loan losses                              55,000             --      |      287,260       435,000       297,000
       Depreciation and amortization                         166,415             --      |      100,693       243,806       202,105
       Gain (Loss) on sale of securities                      39,349             --      |      (86,712)      (86,712)     (437,138)
       Gains on sales of mortgage loans                     (201,581)            --      |     (489,341)   (1,011,795)     (572,276)
       Decrease (increase) in other assets                  (479,469)        (199,307)   |      605,852       368,047      (593,588)
       Increase in deferred tax asset                           --               --      |      (67,000)     (438,600)          --
       Increase in other liabilities                        (618,216)          40,356    |       54,353       506,825        12,645
                                                         -----------     ------------    |  -----------   -----------    ----------
              Net cash provided by (used in)                                             |
                 operating activities                       (922,996)         (99,450)   |      955,279     1,356,388      (390,315)
                                                         -----------     ------------    |  -----------   -----------    ----------
Investing activities                                                                     |
    Proceeds from maturities of investment                                               |
       securities available for sale                       3,123,770             --      |         --            --            --
    Purchases of investment securities available                                         |
      for sale                                                  --               --      |   (4,901,851)  (12,159,399)  (15,577,737)
    Proceeds from sales of investment securities                                         |
       available for sale                                  2,929,000             --      |    1,800,000     9,531,835     9,474,406
    Purchase of Federal Reserve Bank stock                  (155,000)            --      |      (10,950)      (26,450)       (6,700)
    Net loan originations and principal collections                                      |
       on loans                                          (12,684,310)            --      |   (5,024,886)  (10,945,330)      (15,276)
    Proceeds from mortgage loan sales                     12,875,657             --      |    6,728,662     6,728,662     6,026,196
    Proceeds from sale of other real estate owned               --               --      |        --             --         232,432
    Purchase of premises and equipment                       (44,511)            --      |        --          (44,632)      (60,431)
    Payment for purchase of Company, net of                                              |
       cash acquired                                      (2,881,831)            --      |        --             --            --
                                                         -----------     ------------    |  -----------   -----------    ----------
              Net cash (used in) provided by                                             |
                 investing activities                      3,162,775             --      |   (1,409,025)   (6,915,314)       72,890
                                                         -----------     ------------    |  -----------   -----------    ----------
Financing activities                                                                     |
    Net increase in deposits                               1,299,347             --      |     (181,506)    2,956,039     3,648,363
    Net decrease in securities sold under                                                |
      agreements to repurchase and other                                                 |
      borrowings                                          (4,582,000)            --      |        --             --        (570,000)
    Collection of subscription receivable                    205,000             --      |        --             --            --
    Proceeds from issuance of common stock,                                              |
       Net of costs                                         (504,420)       7,945,000    |        --             --            --
                                                         -----------     ------------    |  -----------   -----------    ----------
              Net cash (used in) provided by                                             |
                 financing activities                     (3,582,079)       7,945,000    |     (181,506)    2,956,039     3,078,363
                                                         -----------     ------------    |  -----------   -----------    ----------
Net (decrease) increase in cash and cash                                                 |
    equivalents                                           (1,342,300)       7,845,550    |     (635,252)   (2,602,887)    2,760,938
Cash and cash equivalents, beginning of period             7,845,550             --      |    4,677,056     4,677,056     1,916,118
                                                         -----------     ------------    |  -----------   -----------    ----------
Cash and cash equivalents, end of period                 $ 6,503,250       $7,845,550    |  $ 4,041,804   $ 2,074,169   $ 4,677,056
                                                         ===========       ==========    |  ===========   ===========   ===========


        The accompanying notes are an integral part of these statements.

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    June 30, 1998, December 31, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    Admiralty Bancorp, Inc. (formerly White Eagle Financial Group, Inc.), is a bank holding company incorporated in the state of Delaware. The consolidated financial statements include the accounts of Admiralty Bancorp, Inc. "the Parent", and its 96% owned subsidiary, Admiralty Bank "the Bank", collectively referred to as "the Company". The Bank is a state-chartered independent community bank with its main office in Palm Beach Gardens, Florida, and branches in Juno Beach and Jupiter.

    The Bank operates as a commercial bank offering a wide variety of commercial loans and, to a lesser degree, consumer credits. The Bank originates small business loans which are partially guaranteed by the Small Business Administration. The Bank sells the guaranteed portion to unrelated third parties at a premium. The Bank continues to service these loans. Its primary future strategic aim is to establish a reputation and market presence as the "small and middle market business bank" in its principal market. The Bank funds its loans primarily by offering time, savings and money market, and demand deposit accounts to both commercial enterprises and individuals. Additionally, the Bank originates residential mortgage loans. Principal markets include South Florida.

    The Bank competes with other banking and financial institutions in its primary markets. Commercial banks, savings banks, savings and loan associations, mortgage bankers and brokers, credit unions and money market funds actively compete for deposits and loans. Such institutions, as well as consumer finance, mutual funds, insurance companies, and brokerage and investment banking firms, may be considered competitors of the Bank with respect to one or more of the services it renders.

    The Bank is subject to regulations of certain state and federal agencies and, accordingly, it is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is particularly susceptible to being affected by state and federal legislation and regulations.

    Basis of financial statement presentation

    The accounting policies of the Parent and the Bank conform with generally accepted accounting principles and predominant practices within the banking industry. All significant intercompany balances and transactions have been eliminated in consolidation.

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates implicit in these financial statements are as follows.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

    The consolidated financial statements as of June 30, 1998, and for the six months ended June 30, 1998 and 1997, are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations have been included. The results of operations for the six months ended June 30, 1998 and 1997, are not necessarily indicative of the results that may be attained for an entire year.

    The principal estimate that is particularly susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes, among other factors, an analysis of historical loss rates, by category, applied to current loan totals. However, actual losses may be higher or lower than historical trends, which vary. Actual losses on specified problem loans, which also are provided for in the evaluation, may vary from estimated loss percentages, which are established based upon a limited number of potential loss classifications.

    The Company adopted the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which is effective for periods beginning after December 15, 1997. This new standard requires entities presenting a complete set of financial statements to include details of comprehensive income. Comprehensive income consists of net income or loss for the current period and income, expenses, gains and losses that bypass the income statement and are reported directly in a separate component of equity. The adoption of SFAS No. 130 did not have a material effect on the presentation of the Bank's financial position or results of operations.

    The FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for all periods beginning after December 15, 1997. SFAS No. 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. The adoption of SFAS No. 131 will not have a material effect on the presentation of the Bank's financial position or results of operations.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

    Investment securities

    The Bank accounts for its investment securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This standard requires investments in securities to be classified in one of three categories: held to maturity, trading or available for sale. Investments in debt securities, for which management has both the ability and intent to hold to maturity, are carried at cost, adjusted for the amortization of premiums and accretion of discounts computed by the interest method. Investments in debt securities, which management believes may be sold prior to maturity due to changes in interest rates, prepayment risk and equity, liquidity requirements or other factors, are classified as available for sale. Net unrealized gains and losses for such securities, net of tax effect, are required to be recognized as a separate component of shareholders' equity and excluded from the determination of net income. The Bank does not engage in security trading. Security transactions are accounted for on a trade date basis. Gains or losses on disposition of investment securities are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

    Loans and allowance for loan losses

    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and are net of unearned discount, unearned loan fees and an allowance for loan losses. The allowance for loan losses is established through a provision for loan losses charged to expense. Loan principal considered to be uncollectible by management is charged against the allowance for loan losses. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based upon an evaluation of known and inherent risks in the loan portfolio. The evaluation takes into consideration such factors as changes in the nature and size of the loan portfolio, overall portfolio quality, specific problem loans, and current and future economic conditions which may affect the borrowers' ability to pay. The evaluation details historical losses by loan category, the resulting loss rates for which are projected at current loan total amounts. Loss estimates for specified problem loans are also detailed.

    Interest income is accrued as earned on a simple interest basis. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on such non-accrual status, all accumulated accrued interest receivable, applicable to periods prior to the current year, is charged off to the allowance for loan losses. Interest which had accrued in the current year is reversed out of current period income. Loans 90 days or more past due and still accruing interest must have both principal and accruing interest adequately secured and must be in the process of collection.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

    The Bank accounts for its impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral-dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

    Bank premises and equipment

    Bank premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the improvements or the terms of the related leases.

    Other real estate owned

    Other real estate owned, included in other assets, representing property acquired through foreclosure, is carried at the lower of the principal balance of the secured loan or fair value less estimated disposal costs of the acquired property. Costs relating to holding the assets are charged to expense.

    Mortgage servicing

    The Bank performs various servicing functions on loans owned by others. A fee, usually based on a percentage of the outstanding principal balance of the loan, is received for these services. At June 30, 1998, December 31, 1997 and 1996, the Bank was servicing approximately $17,416,000, $17,900,000 and $12,500,000, respectively, of loans for others.

    The FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," as amended by SFAS No. 127, "Deferral of the Effective Date of Certain Provision of SFAS No. 125," which provides accounting guidance on transfers of financial assets, servicing of financial assets and extinguishments of liabilities. This statement is effective for transfers of financial assets, servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Bank originates mortgages under a definitive plan to sell or securitize those loans and allocates the cost of the loans to originated mortgage servicing rights and the loans based on relative fair values at the date of origination. Adoption of this new statement did not have a material impact on the Bank's financial position or results of operations.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

    Long-lived assets

    The Bank adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for the year ended December 31, 1996, which provides guidance on when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangibles and how to value long-lived assets to be disposed of. The adoption of this new statement did not have a material impact on the Bank's financial position or results of operations.

    Mortgages held for sale

    Mortgages held for sale are recorded at cost, which approximates market. These mortgages are typically sold within three months of origination without recourse to the Bank. Gain on the sales of residential mortgages is recognized at the time of sale, and substantially all such gains result from the recognition of previously deferred fees collected upon the origination of such loans.

    Restrictions on cash and due from banks

    The Bank is required to maintain reserves against customer demand deposits by keeping cash on hand or balances with the Federal Reserve Bank in a non-interest bearing account. The amounts of those reserves and cash balances at December 31, 1997 and 1996, were approximately $291,000 and $192,000, respectively.

    Earnings per common share

    The Company adopted the provisions of SFAS No. 128, "Earnings Per Share," which eliminates primary and fully diluted earnings per share (EPS) and requires presentation of basic and diluted EPS in conjunction with the disclosure of the methodology used in computing such EPS. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Prior period EPS calculations for the three months ended March 31, 1998, and the period August 11, 1997 (date of inception), through December 31, 1997, have been restated to reflect the adoption of SFAS No.
    128. EPS for the predecessor company has not been presented because the presentation is not meaningful.

    Advertising costs

    The Bank expenses advertising costs as incurred.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

    Income Taxes

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    Statement of cash flows

    Cash and cash equivalents are defined as cash on hand, cash items in the process of collection, amounts due from banks and federal funds sold with an original maturity of three months or less. Cash paid for income taxes for the six months ended June 30, 1998 and 1997, was approximately $160,000 and $25,000, respectively. No cash was paid for income taxes for the years ended December 31, 1997 and 1996. Cash paid for interest was approximately $545,000 and $591,000 for the six months ended June 30, 1998 and 1997, respectively, and $1,195,000 and $1,176,000 for the years ended December 31, 1997 and 1996, respectively.

    Reclassifications

    Certain reclassifications have been made to the 1997 and 1996 financial statements to conform to the 1998 presentation.

NOTE B - INVESTMENT SECURITIES

    The amortized cost, gross unrealized gains and losses, and estimated fair value of the Bank's available for sale and held to maturity securities are summarized as follows:


                                                June 30, 1998
                                ------------------------------------------------
                                                 (unaudited)

                                               Gross       Gross      Estimated
                                 Amortized   unrealized  unrealized     fair
                                    cost       gains      losses        value
                                -----------    -----     --------    -----------

Available for sale
  U.S. Government securities    $ 3,500,000    $  --     $ (7,500)   $ 3,492,500
  Mortgage-backed securities      9,960,829      309      (69,062)     9,892,076
  Other                              13,750       --         --           13,750
                                -----------    -----     --------    -----------
        Total available for
          sale securities       $13,474,579    $ 309     $(76,562)   $13,398,326
                                ===========    =====     ========    ===========

                                   (Continued)


                                      ADMIRALTY BANCORP, INC. AND SUBSIDIARY
                                              AND PREDECESSOR COMPANY

                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


                                    June 30, 1998, December 31, 1997 and 1996



NOTE B - INVESTMENT SECURITIES - Continued

                                                               December 31, 1997
                                                  ---------------------------------------------------------------
                                                                       Gross             Gross         Estimated
                                                    Amortized       unrealized        unrealized         fair
                                                      cost             gains            losses           value
                                                  -----------        --------         ---------       -----------
       Available for sale
          Mortgage-backed securities               $ 3,607,351        $ 16,394        $  (4,195)      $ 3,619,550
                                                   ===========       ========         =========       ===========
       Held to maturity
          Mortgage-backed securities               $16,059,516        $ 73,285        $ (27,834)      $16,104,967
          U.S. Government securities                   501,440            --                (34)          501,406
                                                   -----------        --------        ---------       -----------
                Total held to maturity
                    securities                     $16,560,956        $ 73,285        $ (27,868)      $16,606,373
                                                   ===========        ========        =========       ===========



                                                                        December 31, 1996
                                                  ---------------------------------------------------------------
                                                                       Gross             Gross         Estimated
                                                    Amortized       unrealized        unrealized         fair
                                                      cost             gains            losses           value
                                                  -----------        --------         ---------       -----------
       Available for sale
          Mortgage-backed securities               $ 8,979,148       $ 57,274         $ (53,154)      $ 8,983,268
                                                   ===========       ========         =========       ===========
       Held to maturity
          Mortgage-backed securities               $ 7,977,912       $ 54,476         $ (40,590)      $ 7,991,798
          U.S. Government securities                   500,000           --             (20,000)          480,000
                                                   -----------       --------         ---------       -----------
                Total held to maturity
                    securities                     $ 8,477,912       $ 54,476         $ (60,590)      $ 8,471,798
                                                   ===========       ========         =========       ===========

     The following table lists maturities of investment securities at June 30, 1998 classified as available for sale:

                                                                                          Available for sale
                                                                                     -----------------------------
                                                                                                        Estimated
                                                                                       Amortized          fair
                                                                                         cost             value
                                                                                     -----------       -----------
                                                                                     (Unaudited)
       Due from one year to five years                                               $ 3,500,000       $ 3,492,500
       Due after ten years                                                                13,750            13,750
       Mortgage-backed securities                                                      9,960,829         9,892,076
                                                                                     -----------       -----------
                                                                                     $13,474,579       $13,398,326
                                                                                     ===========       ===========


                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE B - INVESTMENT SECURITIES - Continued

    Proceeds on sales of securities classified as available for sale were approximately $2,929,000 and $1,800,000 for the six months ended June 30, 1998 and 1997, respectively, and $9,500,000 for the years ended December 31, 1997 and 1996. The Bank had gross realized gains of approximately $2,000 and $87,000 for the six months ended June 30, 1998 and 1997, respectively, and $87,000 and $444,000 for the years ended December 31, 1997 and 1996, respectively. The Bank had gross realized losses of approximately $41,000 and $-0- for the six months ended June 30, 1998 and 1997, respectively, and $-0- and $7,000 of gross losses on sales of available for sale securities for the years ended December 31, 1997 and 1996, respectively.

    The carrying value of securities pledged to secure deposits and for other purposes required or permitted by law amounted to approximately $3,053,000, $5,395,000 and $5,003,000 at June 30, 1998, December 31, 1997 and 1996,
    respectively.

NOTE C - LOANS

    Major classification of loans are as follows:


                                                            December 31,
                                      June 30,      ----------------------------
                                        1998             1997            1996
                                    ------------    ------------    ------------
                                    (unaudited)

Commercial                          $  6,002,307    $  6,074,099    $  5,418,589
Real estate                           17,259,227      16,288,446      12,679,300
Installment                              682,051         688,652         504,297
Home equity                              218,294         195,759            --
Overdrafts                                41,228          25,912          70,339
                                    ------------    ------------    ------------
                                      24,203,107      23,272,868      18,672,525
Less
   Allowance for loan losses            (431,204)       (377,807)       (364,745)
   Unearned discount                        --              --           (36,832)
   Deferred loan origination fees        (37,287)        (41,284)        (42,450)
                                    ------------    ------------    ------------
         Loans, net                 $ 23,734,616    $ 22,853,777    $ 18,228,498
                                    ============    ============    ============

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE C - LOANS - Continued

    Changes in the allowance for loan losses are as follows:

                               Six months ended June 30,   Years ended December 31,
                               -------------------------   ------------------------
                                  1998         1997           1997         1996
                               ---------    ---------      ---------    ---------

                                     (unaudited)

Balance at beginning of year   $ 377,807    $ 364,745      $ 364,745    $ 343,548
Loans charged off                 (5,000)    (294,942)      (447,356)    (286,186)
Recoveries                         3,397        2,657         25,418       10,383
Provision for loan losses         55,000      287,260        435,000      297,000
                               ---------    ---------      ---------    ---------

Balance at end of year         $ 431,204    $ 359,720      $ 377,807    $ 364,745
                               =========    =========      =========    =========

    The balance of impaired loans was approximately $72,000, $95,000 and $221,000 at June 30, 1998, December 31, 1997 and 1996, respectively. The Bank has identified a loan as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the loan agreements. The allowance for loan loss associated with impaired loans was approximately $11,000, $11,000 and $94,000 at June 30, 1998, December 31, 1997 and 1996, respectively. The average recorded investment on impaired loans was approximately $12,000 and $14,000, and $12,000 and $35,000 for the six months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996, respectively. The income recognized on impaired loans for the six months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996, was approximately $-0- and $-0-, and $14,000 and $-0-, respectively. Total cash collected on impaired loans for the three months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996, was approximately $7,000 and $149,000, and $30,000 and
    $45,000, respectively, all of which was credited to the principal balance outstanding on such loans. Interest which would have been accrued on impaired loans for the six months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996, was approximately $4,000, $5,000, $11,000 and $5,000, respectively. The Bank recognizes income on non-accrual loans under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation to the Bank; if these factors do not exist, the Bank will not recognize income.

    As of June 30, 1998, the Bank had approximately $290,000 of loans past due 90 days or more still accruing interest. As of December 31, 1997 and 1996, the Bank had no loans past due 90 days or more as to interest or principal payments that were still accruing interest. At June 30, 1998, December 31, 1997 and 1996, there were no commitments to lend additional funds to borrowers whose loans are classified as non-accrual.

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE D - PREMISES AND EQUIPMENT

    Premises and equipment are as follows:

                                                                                              December 31,
                                                       Estimated           June 30,    ---------------------------
                                                     useful lives            1998          1997            1996
                                                    --------------       -----------   -----------     -----------
                                                                         (unaudited)

       Furniture and equipment                        5 to 7 years       $ 1,219,891   $ 1,195,471     $ 1,381,059
       Leasehold improvements                       15 to 17 years           600,910       580,819         567,181
                                                                         -----------   -----------     -----------
                                                                           1,820,801     1,776,290       1,948,240
       Accumulated depreciation and amortization                          (1,259,037)   (1,145,082)     (1,146,436)
                                                                         -----------   -----------     -----------
                                                                         $   561,764   $   631,208     $   801,804
                                                                         ===========   ===========     ===========

NOTE E - DEPOSITS

    Deposits are as follows:

                                                                                              December 31,
                                                                           June 30,    --------------------------
                                                                             1998          1997            1996
                                                                         -----------   -----------     ----------
                                                                         (unaudited)

       Non-interest bearing demand                                       $11,807,373   $11,690,213    $  9,232,315
       Savings, NOW and money market                                      15,764,105    14,933,464      14,249,652
       Time deposits, under $100,000                                      11,691,595    11,888,066      11,489,390
       Time deposits, $100,000 and over                                    1,548,335     4,268,111       4,853,354
                                                                         -----------   -----------     -----------

                                                                         $40,811,408   $42,779,854     $39,824,711
                                                                         ===========   ===========     ===========

    At June 30, 1998, the scheduled maturities of time deposits are as follows
      (unaudited):

                    1999                  $10,658,515
                    2000                    1,918,283
                    2001                      397,326
                    2002                      146,357
                    2003                      119,449
                                         ------------
                                          $13,239,930
                                          ===========

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE E - DEPOSITS - Continued

    Interest expense on deposits is as follows:

                                                  Six months ended June 30,            Years ended December 31,
                                                 ---------------------------        ------------------------------
                                                    1998              1997              1997               1996
                                                 ----------       ----------        ------------       -----------
                                                        (unaudited)

       NOW and money market                      $  132,162       $  116,845        $    255,341       $   229,334
       Savings                                       19,179           22,195              26,537            25,527
       Time deposits                                322,623          451,721             910,073           850,514
                                                 ----------       ----------        ------------       -----------

                                                 $  473,964       $  590,761        $  1,191,951       $ 1,105,375
                                                 ==========       ==========        ============       ===========

NOTE F - INCOME TAXES

    Income tax (benefit) expense is comprised of the following:

                                                  Six months ended June 30,            Years ended December 31,
                                                 ---------------------------        ------------------------------
                                                    1998              1997              1997               1996
                                                 ----------       ----------        ------------       -----------
                                                        (unaudited)

       Federal
          Current                                $   80,000      $    34,000        $    139,028      $     15,000
          Deferred                                      --           (96,000)           (400,482)              --
                                                 ----------       ----------        ------------       -----------
                                                     80,000          (62,000)           (261,454)           15,000
                                                 ----------       ----------        ------------       -----------
       State
          Current                                    12,500            5,000              16,211               --
          Deferred                                      --           (10,000)            (42,757)              --
                                                 ----------       ----------        ------------       -----------
                                                     12,500           (5,000)            (26,546)              --
                                                 ----------       ----------        ------------       -----------
                                                 $   92,500       $  (67,000)       $   (288,000)      $    15,000
                                                 ==========       ==========        ============       ===========

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE F - INCOME TAXES - Continued

    The income tax provision reconciled to the tax computed at the statutory federal rate was as follows:

                                                Six months ended June 30,            Years ended December 31,
                                               ---------------------------        ------------------------------
                                                  1998              1997              1997               1996
                                               ----------       ----------        ------------       -----------
                                                      (unaudited)

       Tax at statutory rate                   $   71,000       $   59,000        $    365,642       $   243,419
       Adjustment of deferred tax
          valuation allowance                         --          (126,000)           (677,197)         (251,065)
       Amortization of goodwill                    10,000              --                  --                --
       Other, net                                  11,500              --               23,555            22,646
                                               ----------       ----------        ------------       -----------

              Applicable income tax

                 (benefit) expense             $   92,500       $  (67,000)       $   (288,000)      $    15,000
                                               ==========       ==========        ============       ===========

    The net deferred tax asset consisted of the following:

                                                       December 31,
                                     June 30,    -----------------------
                                       1998        1997          1996
                                    ---------    ---------    ---------
                                   (unaudited)

Deferred tax assets (liabilities)
   Net operating loss               $ 474,000    $ 484,800    $ 804,500
   Fixed assets                       (17,300)     (17,300)      19,000
   Alternative minimum tax credit        --           --         15,000
   Other                                1,400       (2,800)       7,500
   SBA loans                          (34,500)     (20,500)        --
   Allowance for loan losses           15,000       (5,600)    (114,500)
                                    ---------    ---------    ---------
                                      438,600      438,600      731,500
Valuation allowance                      --           --       (731,500)
                                    ---------    ---------    ---------
       Net deferred tax asset       $ 438,600    $ 438,600    $    --
                                    =========    =========    =========

    At June 30, 1998, the Bank had unused net operating loss carryforwards of approximately $1,200,000 for federal and Florida income tax purposes expiring in various amounts from 2006 to 2008. Although larger tax losses have occurred over the past five years, the loss carryforward reflects the maximum benefit that could be obtained from these net operating losses. Future sales of common stock, if any, may result in a second ownership change which could further limit the utilization of net operating loss carryforwards of losses incurred since November 1993.

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE G - EARNINGS PER SHARE

    The earnings per share computation assumes the conversion of Class A common stock into shares of Class B common stock. There were warrants outstanding to purchase 965,000 shares of Class B common stock at $11.00 per share which were not included in the computation of diluted earnings per share because to do so would have been antidilutive for the periods presented.

    The follow table illustrates the reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

                                                                         Six months ended June 30, 1998
                                                                   --------------------------------------------
                                                                                     Weighted
                                                                                      average        Per share
                                                                      Income           shares         amount
                                                                   -----------        ---------       -------
                                                                                     (Unaudited)
       Net income per share - basic and diluted                    $   109,434        1,110,839       $  0.10
                                                                   ===========        =========       =======

                                                                      Period from August 11, 1997 (date of
                                                                      inception) through December 31, 1997
                                                                   --------------------------------------------
                                                                                     Weighted
                                                                                      average        Per share
                                                                      Income           shares         amount
                                                                   -----------        ---------       -------

       Net income per share - basic and diluted                    $    59,501          295,440       $  0.20
                                                                   ===========        =========       =======

NOTE H - COMMITMENTS AND CONTINGENCIES

    Operating leases

    The Bank utilizes certain office space and equipment under operating leases expiring through 1999. Total rent expense under such operating leases, included in occupancy expense, was approximately $108,000 and $140,000 and $282,000 and $274,000 for the six months ended June 30, 1998 and 1997, and for the years ended December 31, 1997 and 1996, respectively.

                                                    (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE H - COMMITMENTS AND CONTINGENCIES - Continued

    Approximate minimum payments under non-cancellable operating leases for the period ending June 30 are as follows (unaudited):

       1999                           $   236,000
       2000                               238,000
       2001                               222,000
       2002                               208,000
       2003                                70,000
                                      -----------

                                      $   974,000
                                      ===========


    Other

    The Bank is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the outcome of this litigation will not have a significant effect on the accompanying financial statements.

NOTE I - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISKS

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

    The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE I - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISKS - Continued

    The Bank does not require collateral or other security to support financial instruments with credit risk. The approximate contract amounts are as follows:

                                                    December 31,
                                   June 30,   -----------------------
                                    1998         1997         1996
                                 ----------   ----------   ----------
                                  (unaudited)

    Unfunded line of credit       $1,062,000   $  986,000   $  607,000
    Standby letters of credit        149,000      161,000      173,000
    Unfunded construction loans       25,000      599,000    3,867,000


    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory, property, plant, and equipment; and income-producing commercial properties.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements.

    The Bank has not been required to perform on any financial guarantees during the past year. The Bank has not incurred any losses on its commitments in 1997 or 1996.

    The Bank is an independent community commercial bank, with its main office in Palm Beach Gardens, Florida, and branches in Juno Beach, Boca Raton and Jupiter. The Bank principally extends credit for commercial business and commercial real estate loans, substantially all of which are located in South Florida. Although the Bank maintains a diversified loan portfolio, a substantial portion of its borrowers' abilities to repay loans is dependent upon the economic condition of the South Florida region.

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE J - REGULATORY MATTERS

    Based upon the results of the joint examination conducted by the State of Florida Department of Banking and Finance (the Department) and the Federal Reserve Bank of Atlanta (FRB) that concluded in September 1991, the Bank entered into a Cease and Desist Order (C&D) in January 1992. Provisions of this C&D required the Bank to, among other things, cease and desist from the following: (1) operating the Bank with inadequate capital; (2) maintaining unsatisfactory asset quality and excess past-due loans; (3) funding operations with unstable deposits or other liabilities; and (4) maintaining inadequate loss reserves.

    Based upon the improvements in the Bank's condition as reflected in the Report of Examination as of October 1997 by the FRB and based on the Bank's overall compliance with the C&D, the FRB terminated its C&D on January 30, 1998, and the Department terminated its C&D on February 6, 1998.

    The Bank, as a state-chartered Federal Reserve member bank, is subject to regulatory dividend restrictions. Under such restrictions, the Bank may not, without prior regulatory approval, declare dividends.

    The Bank is subject to various regulatory and capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by the regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE J - REGULATORY MATTERS - Continued

    As of October 1997, the most recent notification of the FRB categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.


                                                                                                 To be well
                                                                                             capitalized under
                                                                       For capital           prompt corrective
                                              Actual                adequacy purposes        action provisions
                                     ----------------------     -----------------------   -----------------------
                                        Amount       Ratio         Amount        Ratio      Amount         Ratio
                                     -----------    -------     -----------     -------   -----------     -------
       As of June 30, 1998
         (unaudited)
          Total capital (to risk-
              weighted assets)       $ 4,845,000    16.11%      $ 2,405,000     > 8.00%   $ 3,007,000     >10.00%
                                                                                -                         -
          Tier I capital (to risk-
              weighted assets)         4,468,000     14.86        1,203,000     > 4.00      1,804,000     > 6.00
                                                                                -                         -
          Tier I capital (to
              average assets)          4,468,000      9.74        1,830,000     > 4.00      2,288,000     > 5.00
                                                                                -                         -

       As of December 31, 1997
          Total capital (to risk-
              weighted assets)       $ 4,414,328     13.98%     $ 3,525,578     > 8.00%   $ 3,156,973     >10.00%
                                                                                -                         -
          Tier I capital (to risk-
              weighted assets)         4,036,521     12.79        1,262,789     > 4.00      1,894,184     > 6.00
                                                                                -                         -
          Tier I capital (to
              average assets)          4,036,521      8.59        1,879,624     > 4.00      2,819,436     > 5.00
                                                                                -                         -

       As of December 31, 1996
          Total capital (to risk-
              weighted assets)       $ 3,574,384     14.57%     $ 1,962,056     > 8.00%   $ 2,452,570     >10.00%
                                                                                -                         -
          Tier I capital (to risk-
              weighted assets)         3,267,812     13.32          981,028     > 4.00      1,471,542     > 6.00
                                                                                -                         -
          Tier I capital (to average
              assets)                  3,267,812      8.18        1,597,554     > 4.00      2,396,331     > 5.00
                                                                                -                         -

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE K - PLAN OF MERGER AND RECAPITALIZATION

    During September 1997, Admiralty Bancorp, Inc. (Admiralty), entered into an Agreement and Plan of Merger (the Agreement) with White Eagle Financial Group, Inc. (WEFG). Pursuant to the terms of the Agreement, all then existing shareholders of WEFG had their interests in WEFG cancelled in exchange for a cash payment equal to 1.85 times the shareholders' equity of WEFG. The consideration paid to WEFG shareholders upon consummation of the acquisition will be approximately $7,500,000. Additionally, Admiralty paid a finder fee of $500,000, payable in 50,000 shares of Class B common stock and issued warrants to purchase 15,000 shares of Class B Stock, to the former Chairman of the Board of WEFG in conjunction with the sale of WEFG to Admiralty. This fee was considered additional consideration in the purchase WEFG. In connection with this transaction, Admiralty was merged into WEFG and WEFG then changed its name to Admiralty Bancorp, Inc. This transaction was accounted for under the purchase method of accounting and accordingly, the results of operation for the six months ended June 30, 1998, include only the results of operations from the date of acquisition, January 22, 1998. Goodwill resulting from this acquisition will be amortized on a straight-line basis over 25 years.

    The following represents pro forma financial information of Admiralty as if the acquisition occurred on the first date of the periods indicated (unaudited).


                                                 For the          For the
                                               six months       year ended
                                                June 30,        December 31,
                                          -------------------   ------------
                                             1998       1997        1997
                                          ----------   ------   ------------

Interest income                            $1,993      $1,783      $3,630

Interest expense                              560         591       1,197
                                           ------      ------      ------

Net interest income                        $1,433      $1,192      $2,433
                                           ======      ======      ======

Net income                                 $  147      $  484      $1,116
                                           ======      ======      ======

Net income per share - basic and
  diluted                                  $ 0.13      $ 1.50      $ 3.45
                                           ======      ======      ======

                                   (Continued)

                     Admiralty Bancorp, Inc. and Subsidiary
                             and Predecessor Company

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                    June 30, 1998, December 31, 1997 and 1996

NOTE K - PLAN OF MERGER AND RECAPITALIZATION - Continued

    The organizers of Admiralty recapitalized the Company through $8,000,000 in new capital raised through a private placement of the Company's Class A Units, consisting of one share of Class A Common Stock, no par value (the Class A Stock) and one Class B Common Stock Purchase Warrant (the Class B Stock). Holders of the warrants are entitled to purchase 800,000 shares of the Class B Stock. Each of these warrants entitles the holder to purchase one share of the Class B Stock, at a purchase price of $11.00 per share, for a period commencing January 22, 1999, and ending January 21, 2002. Each Class A Unit had a purchase price of $10.00. The Class A common stock can also be convertible into shares of Class B common stock at the option of the holders of the Class A common stock. Additionally, in connection with the formation of Admiralty, the organizers received 88,881 shares of Class A common stock and 133,320 shares of Class B common stock for $160,000 of consideration and were awarded warrants to purchase 135,000 shares of Class B stock exercised at $11.00 per share.

NOTE L - SUBSEQUENT EVENTS

    Proposed Public Offering (Unaudited)

    The Company anticipates a public offering in September 1998 of 1,100,000 shares (the Shares) of Class B common stock at a price per share of between $10.00-$11.00. The Shares may be purchased separately and will be separately tradable immediately upon issuance. The Company anticipates granting to the underwriters of such offering a 30-day option to purchase up to an additional 165,000 shares of common stock on the same terms and conditions as set forth above solely to cover overallotments.

    Management Stock Option Plan

    In May 1998, the Board of Directors of the Company approved the 1998 Management Stock Option Plan (the Management Plan), which provides for options to purchase up to 330,000 shares of Class B stock to be issued to members of the Board of Directors of the Company, the Bank and any other subsidiaries which the Company acquire or incorporate in the future.

    The Management Plan provides for the granting of both incentive options and non-statutory options. Incentive stock options may be granted at an exercise price of not less than 100% of the fair market value of the Class B stock on the date of grant. The Option price for non-statutory options may not be less than 100% of the fair market value of the Class B stock on the date of grant. The Board of Directors has discretion to set the actual exercise price of any option within the foregoing parameters.

    Class A Stock Dividend

    On June 26, 1998, the Company declared a 5% Class B common stock dividend, payable July 21, 1998. Total Class B common shares issued was 44,390. Per share amounts for the months ended June 30, 1998, have been adjusted to retroactively reflect this dividend. Per share amounts for the predecessor company have not been adjusted for this stock dividend.

     No dealer, salesperson or any other person has been authorized to give information or make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company or Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is current as of any time subsequent to such date.


                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY ...................................................    3

ADMIRALTY BANCORP, INC. ..............................................    3

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA ........................    6

RISK FACTORS .........................................................    8

USE OF PROCEEDS ......................................................   11

DILUTION .............................................................   11

CAPITALIZATION .......................................................   13

PRO FORMA FINANCIAL INFORMATION ......................................   14

SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER DATA ..................   16

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...................   17

OVERVIEW OF STRATEGY .................................................   17

RESULTS OF OPERATIONS ................................................   18

NET INCOME ...........................................................   18

COMPARATIVE AVERAGE BALANCE SHEETS ...................................   19

FINANCIAL CONDITION ..................................................   25

MATURITY SCHEDULE OF INVESTMENT SECURITIES ...........................   33

THE BANK .............................................................   40

MANAGEMENT ...........................................................   44

DESCRIPTION OF THE COMPANY'S SECURITIES ..............................   52

ANTI-TAKEOVER PROVISIONS .............................................   55

REGULATION AND SUPERVISION ...........................................   58

UNDERWRITING .........................................................   62

LEGAL MATTERS ........................................................   63

EXPERTS ..............................................................   63

AVAILABLE INFORMATION ................................................   64


     Until __, 199_ (25 days after the date of the prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.




                                1,100,000 SHARES



                             ADMIRALTY BANCORP, INC.



                                  ------------

                                   PROSPECTUS

                                  ------------



                                 FIRST COLONIAL
                             SECURITIES GROUP, INC.



                             ________________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article EIGHT of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its present and former officers and directors and may, by action of its Board of Directors, indemnify its present and former employees and agents and persons serving at its request against expenses, including attorneys' fees, judgments, fines or amounts paid in settlement incurred in connection with any pending, threatened or completed action (civil or criminal) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     Under Section 145 of the Delaware General Corporation Law ("DGCL"), the Company may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met:
(i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

     Section 145 of the DGCL further provides that a corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. In advance of the final disposition of a proceeding, the Company may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

     Article EIGHT also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the Company to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the Company would have the power to indemnify him under the provisions of Article EIGHT.

     Article EIGHT of the Company's Certification of Incorporation provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for a breach of any fiduciary duty as director owned to the Company or its shareholders except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee and the NASD Filing Fee) are estimated.

           SEC Registration Fee                             $  3,918
           NASD Filing Fee                                  $  1,679
           NASD Listing Fee                                 $  6,265
           Blue Sky Fees and Expenses                       $ 25,000
           Printing and Engraving Costs                     $ 25,000
           Legal Fees and Expenses                          $150,000
           Accounting Fees and Expenses                     $100,000
           Transfer Agent and Registrar Fees and Expenses   $  5,000
           Miscellaneous                                    $ 83,138
                                                            --------

            TOTAL                                           $400,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

     In September, 1997, the Company issued 88,881 shares of Class A stock and 133,320 shares of Class B stock to its founders pursuant to one exemption from registration contained in Section 4(3) of the Securities Act. In January, 1998, the Company consummated a private placement of units (the "Units"). Each Unit consists of one (1) share of Class A Common Stock (the "Class A Stock") and one
(1) Class B Common Stock purchase warrant (the "Warrant"). Each Warrant permits the holder thereof to purchase one (1) share of the Company's Class B Common Stock for a purchase price of $11.00 per share. Each Warrant has a term of four
(4) years. The sale of the Units was undertaken in accordance with Rule 506 of Regulation D. Approximately 800,000 units were sold to 71 purchasers, all of whom the Company believes are "accredited investors" as defined in Rule 501 of Regulation D, for gross proceeds of $8,000,000.

ITEM 27. EXHIBITS

                                 EXHIBITS LIST

Number      Description of Exhibits
------      -----------------------


   1        Form of Underwriting Agreement
   3.1      Restated Certificate of Incorporation of Admiralty Bancorp, Inc.,
            a Delaware corporation
   3.2      Certificate of Incorporation of Admiralty Bank
   3.3      Bylaws of Admiralty Bancorp, Inc., a Delaware corporation(1)
   3.4      Bylaws of Admiralty Bank(1)
   4.1      Form of Warrant Agreement to purchase Class B Common Stock(1)
   4.2      Form of Class A Common Stock Certificate and Section Fourth of
            Certificate of Incorporation (see Exhibit 3.1)(1)
   4.3      Form of Class B Common Stock Certificate(1)

   5        Opinion of Jamieson, Moore, Peskin & Spicer, P.C.
   10.1     Employment Agreement with Ward Kellogg(1)
   10.2     Admiralty Bancorp, Inc. 1998 Stock Option Plan(1)
   10.3     Lease Agreement between Loggerhead Associated LTD and Admiralty Bank dated January 2, 1992, as amended(1)
   10.4     Lease Agreement between Karl D. Griffin, Trustee and Admiralty Bank, as amended(1)
   10.5     Lease Agreement between RIMCO XII, Inc. and Admiralty Bank, as amended(1)
   21       List of Subsidiaries (1)
   23.1     Consent of Jamieson, Moore, Peskin & Spicer (see Exhibit 5)
   23.2     Consent of Grant Thornton LLP, West Palm Beach, FL as auditor to
            White Eagle Financial Group, Inc., predecessor to Admiralty
            Bancorp, Inc.
   23.3     Consent of Grant Thornton LLP, Philadelphia, PA as auditor to
            Admiralty Bancorp, Inc.
   24       Power of Attorney(1)
   27       Financial Data Schedule


----------


(1)  Previously filed


ITEM 28. UNDERTAKINGS

     The Registrant will provide to the underwriters at the closing specified in the underwriting agreement certificates in such dominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions (as set forth in item 24), or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     -- In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     -- The undersigned registrant will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 44(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared in effective; and

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

     -- The undersigned registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on the __th day of September, 1998.



                                          ADMIRALTY BANCORP, INC.


                                          /s/ BRUCE A. MAHON
                                          ---------------------------------
                                          BRUCE A. MAHON
                                          Chairman of the Board and CEO


                                          /s/ MICHAEL E. GOLDEN
                                          ---------------------------------
                                          MICHAEL E. GOLDEN
                                          Vice Chairman of the Board


                                          /s/ LESLIE E. GOODMAN
                                          ---------------------------------
                                          LESLIE E. GOODMAN
                                          Director


                                          /s/ THOMAS L. GRAY, JR.
                                          ---------------------------------
                                          THOMAS L. GRAY, JR.
                                          Director


                                          /s/ SIDNEY L. HOFING
                                          ---------------------------------
                                          SIDNEY L. HOFING
                                          Director


                                          /s/ PETER L. A. PANTAGES
                                          ---------------------------------
                                          PETER L. A. PANTAGES
                                          Director


                                          /s/ RICHARD P. ROSA
                                          ---------------------------------
                                          RICHARD P. ROSA
                                          Director


                                          /s/ CRAIG A. SPENCER
                                          ---------------------------------
                                          CRAIG A. SPENCER
                                          Director


                                          /s/ MARK A. WOLTERS
                                          ---------------------------------
                                          MARK A. WOLTERS
                                          Director


                                          /s/ GEORGE R. ZOFFINGER
                                          ---------------------------------
                                          GEORGE R. ZOFFINGER
                                          Director

                                 EXHIBITS LIST
                                 -------------


Number    Description of Exhibits
------    -----------------------

     1      Form of Underwriting Agreement(1)

     3.1 Restated Certificate of Incorporation of Admiralty Bancorp, Inc., a Delaware corporation(1)

     3.2    Certificate of Incorporation of Admiralty Bank(1)

     3.3    Bylaws of Admiralty Bancorp, Inc., a Delaware corporation

     3.4    Bylaws of Admiralty Bank

     4.1    Form of Warrant Agreement to purchase Class B Common Stock

     4.2 Form of Class A Common Stock Certificate and Section Fourth of Certificate of Incorporation (see Exhibit 3.1)

     4.3    Form of Class B Common Stock Certificate

     5      Opinion of Jamieson, Moore, Peskin & Spicer, P.C.(1)

     10.1   Employment Agreement with Ward Kellogg

     10.2   Admiralty Bancorp, Inc. 1998 Stock Option Plan

     10.3 Lease Agreement between Loggerhead Associated LTD and Admiralty Bank dated January 2, 1992, as amended

     10.4 Lease Agreement between Karl D. Griffin, Trustee and Admiralty Bank, as amended

     10.5 Lease Agreement between RIMCO XII, Inc. and Admiralty Bank, as amended

     21     List of Subsidiaries

     23.1   Consent of Jamieson, Moore, Peskin & Spicer (see Exhibit 5)(1)


     23.2 Consent of Grant Thornton LLP, West Palm Beach, FL as auditor to White Eagle Financial Group, Inc., predecessor to Admiralty Bancorp, Inc.

     23.3 Consent of Grant Thornton LLP, Philadelphia, PA as auditor to Admiralty Bancorp, Inc.


     24     Power of Attorney

     27     Financial Data Schedule

----------


(1)  Filed herewith